UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
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☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

BANKUNITED, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

14817 Oak Lane
Miami Lakes, FL 33016

Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

14817 Oak Lane
Miami Lakes, FL 33016

April 11, 2025
Dear Fellow Shareholders:
We invite you to join us at the 2025 Annual Meeting of Shareholders of BankUnited, Inc. which will be held virtually on Thursday, May 22, 2025 at 9:00 a.m., Eastern Time. You will be able to attend the Annual Meeting as well as vote and submit questions during the meeting by visiting: www.virtualshareholdermeeting.com/BKU2025.
Only holders of common stock registered on the Company’s books as owners of shares at the close of business on March 25, 2025, are entitled to vote at the Annual Meeting. You will be required to enter your control number found on your proxy card or notice to enter the meeting.
At the Annual Meeting, shareholders will vote on a number of important matters. Your vote is important. Please take the time to carefully read each of the proposals described in the attached Proxy Statement. Whether or not you plan to attend the virtual meeting, we urge you to vote and submit your proxy so that as many shares as possible may be represented at the meeting. Your proxy is revocable and will not affect your right to vote at the virtual meeting if you choose to attend.
Thank you for your continued support and investment in BankUnited, Inc.

Sincerely,

Rajinder P. Singh Chairman, President and Chief Executive Officer

14817 Oak Lane
Miami Lakes, FL 33016
NOTICE OF 2025 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

Time and Date	9:00 a.m., Eastern Time, on May 22, 2025

Virtual Meeting Details
Shareholders will be able to listen, vote, and submit questions from any location that has Internet connectivity. Shareholders may participate by logging in at: www.virtualshareholdermeeting.com/BKU2025. Please see the instructions on page 75 of the Proxy Statement.

Items of Business
Proposal No. 1: To elect nine director nominees identified in the attached Proxy Statement to the Board of Directors to serve until the next annual meeting of shareholders and until that person's successor is duly elected and qualified, or until that person's earlier death, resignation or removal.

Proposal No. 2: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.

Proposal No. 3: To hold an advisory vote to approve the compensation of our named executive officers.

To transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date
You are entitled to vote at the Annual Meeting and at any adjournments or postponements thereof if you were a shareholder of record at the close of business on March 25, 2025 (the "Record Date"). On the Record Date, BankUnited, Inc. had 75,242,048 shares of common stock issued and outstanding.

Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the attached Proxy Statement and submit your proxy or voting instructions as soon as possible. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting, if available. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 22, 2025. BankUnited, Inc.'s Proxy Statement and 2024 Annual Report to Shareholders are available at:
https://ir.bankunited.com.

By Order of the Board of Directors,

April 11, 2025	Jacqueline Bravo
Miami, Florida	Corporate Secretary

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BankUnited, Inc. 2025 Proxy Statement

BankUnited, Inc. 2025 Proxy Statement

GLOSSARY OF DEFINED TERMS
The following acronyms and terms may be used throughout this Proxy statement.

ACL	Allowance for credit losses
ALCO	Asset Liability Committee
AML	Anti-Money Laundering
AOCI	Accumulated other comprehensive income
APY	Annual Percentage Yield
AI	Artificial intelligence
AIP	Annual Incentive Plan
ASC	Accounting Standards Codification
BHC	Bank Holding company
The Bank	BankUnited, National Association
BSA	Bank Secrecy Act
CAGR	Compound Annual Growth Rate
CAP	Compensation Actually Paid
CEO	Chief Executive Officer
CET1	Common Equity Tier 1 capital
CFO	Chief Financial Officer
CIO	Chief Information Officer
CISO	Chief Information Security Officer
COVID-19	Coronavirus disease of 2019
CRA	Community Reinvestment Act
CRE	Commercial real estate loans, including non-owner occupied commercial real estate and construction and land
CRO	Chief Risk Officer
C&I	Commercial and Industrial loans, including owner-occupied commercial real estate
ERM	Enterprise Risk Management
ESG	Environmental, Social and Governance
EPS	Earnings per common share
FASB	Financial Accounting Standards Board
FDIC	Federal Deposit Insurance Corporation
FHLB	Federal Home Loan Bank
FinTech	Financial Technology
FV	Fair Value
FY	Fiscal Year
GAAP	U.S. generally accepted accounting principles
IRS	Internal Revenue Service
LIHTC	Low Income Housing Tax Credits
LTIP	Long-term Incentive Plan
MWL	Mortgage warehouse lending
M&A	Mergers & acquisitions
NEOs	Named Executive Officers
NIDDA	Non-interest bearing demand deposits
NIM	Net interest margin
NPA	Non-performing asset
NYSE	New York Stock Exchange
PCAOB	Public Company Accounting Oversight Board

BankUnited, Inc. 2025 Proxy Statement

PEO	Principal Executive Officer
Pinnacle	Pinnacle Public Finance, Inc.
PPP	Small Business Administration’s Paycheck Protection Program
PSU	Performance Share Unit
ROAA	Return on Average Assets
ROAE	Return on Average Equity
RSA	Restricted Share Award
RSU	Restricted Share Unit
SBA	U.S. Small Business Administration
SEC	Securities and Exchange Commission
TSR	Total Shareholder Return
2014 Plan	2014 Omnibus Equity Incentive Plan
2023 Plan	BankUnited, Inc.'s Amended and Restated 2023 Omnibus Equity Incentive Plan
401(k) Plan	BankUnited 401(k) Plan

BankUnited, Inc. 2025 Proxy Statement

14817 Oak Lane
Miami Lakes, FL 33016
PROXY STATEMENT
The Board of Directors (the "Board of Directors" or "Board") of BankUnited, Inc. (the "Company," "we," "us" or "our") is soliciting your proxy to vote at the 2025 Annual Meeting of Shareholders to be held virtually on Thursday, May 22, 2025, at 9:00 a.m., Eastern Time, and at any adjournment or postponement of that meeting (the "Annual Meeting"). The Annual Meeting will be a virtual meeting and shareholders are invited to attend by logging into: www.virtualshareholdermeeting.com/BKU2025. This Proxy Statement and the accompanying proxy card, the Notice of Annual Meeting of Shareholders and the 2024 Annual Report to Shareholders (the "Annual Report") were first mailed on or about April 11, 2025, to shareholders of record as of March 25, 2025 (the "Record Date").
Questions and answers about the proxy materials and this year's virtual Annual Meeting can be found starting on page 74.
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BankUnited, Inc. 2025 Proxy Statement

PROPOSALS TO BE VOTED ON BY BANKUNITED, INC. SHAREHOLDERS
PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors Elected Annually
Our Board of Directors currently has nine members. The size of the Board may be fixed from time to time exclusively by our Board of Directors as provided in our Certificate of Incorporation. BankUnited, Inc.'s directors are elected each year by the shareholders at the Company's annual meeting of shareholders. We do not have a staggered or classified board. Directors of BankUnited, Inc. have historically also served as directors of its wholly-owned subsidiary BankUnited, N.A. (the "Bank").
The Board has nominated all of the current nine Directors for re-election at the 2025 Annual Meeting. Each elected director's term will last until the 2026 annual meeting of shareholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal.
Each director will be elected by a majority of the votes cast, either in person or by properly authorized proxy, in the election of directors at the Annual Meeting.
Under our Amended and Restated By-Laws, at any meeting of the shareholders at which directors are to be elected and a quorum is present (other than a contested election), each director nominee receiving a majority of the votes cast at the meeting will be elected as a director. A majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Abstentions and broker non-votes will have no effect on the election of directors.
If a nominee for director who is an incumbent director is not elected and no successor has been elected at the meeting, then the director will be required under our Amended and Restated By-Laws to promptly tender his or her resignation as a director. Our Nominating and Corporate Governance (NCG) Committee would then make a recommendation to the full Board as to whether to accept or reject the resignation.
If the resignation is not accepted by the Board, then the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier death, resignation or removal.
If the director’s resignation is accepted by the Board, then the Board may fill the vacancy.
However, if the number of nominees exceeds the number of positions available for the election of directors (which we refer to as a contested election), then the directors will be elected by a plurality of the votes cast at any meeting of the shareholders at which directors are to be elected and a quorum is present.

Board Nominations and Director Criteria
Our Board, through the Nominating and Corporate Governance (NCG) Committee, identifies and recommends candidates for Board membership. In identifying and evaluating director candidates, the NCG Committee follows the selection principles set forth in our Corporate Governance Guidelines, which are publicly accessible on our website and which include requirements related to director independence and qualifications. Candidates are selected based on thorough consideration and weighting of a wide range of criteria which may include:
•Character, integrity and commitment to high ethical standards
•Reputation and prominence in his or her business, professional activities or community

BankUnited, Inc. 2025 Proxy Statement

•Relevant business or industry experience and acumen including a reputation for addressing important issues that the Company may face
•Special skills or particular technical expertise that may enhance or complement the mix of existing directors such as financial literacy for potential audit committee members
•Strong demonstrated leadership qualities
•Educational background
•Community involvement and leadership
•Previous or concurrent board experience
•Time commitment and willingness to fully participate in the Board's affairs
We strive to nominate a slate of candidates who exhibit diversity of background, perspectives, viewpoints, experience, skills and knowledge. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company's annual meeting of shareholders.

Information Regarding the Nominees for Election to the Board of Directors
Our directors have a wide range of skills, experience and professional qualifications. In addition to demonstrated leadership ability, our directors bring diverse experience in public and private companies, banking and financial services, the public sector and non-profit organizations. The tables below provide an overview of our directors' profiles and qualifications.

Nominee	Age(1)	Gender	Independent	Director Since	Primary Professional Background	Board Committees
Rajinder P. Singh, Chairman, President and CEO	54	Male	No	2013	Banking	None
Tere Blanca	64	Female	Yes	2013	Commercial Real Estate	Compensation Committee
John N. DiGiacomo	63	Male	Yes	2018	Banking/Accounting	Audit Committee
Michael J. Dowling	75	Male	Yes	2013	Healthcare	Compensation Committee (Chair)
Douglas J. Pauls	66	Male	Yes	2014	Banking/Accounting	Risk Committee (Chair) NCG Committee
William S. Rubenstein	69	Male	Yes	2017	Legal	Risk Committee Compensation Committee
Germaine Smith Baugh, Ed.D.	52	Female	Yes	2023	Non-Profit	NCG Committee
Sanjiv Sobti, Ph.D.	63	Male	Yes	2014	Finance & Capital Markets	Audit Committee (Chair) Risk Committee
Lynne Wines	70	Female	Yes	2015	Banking	NCG Committee (Chair) Audit Committee
(1) Age as of the date of the Annual Meeting.

BankUnited, Inc. 2025 Proxy Statement

Key Statistics about our Director Nominees
(1) By ethnicity/nationality.

Skills and Experience	Blanca	DiGiacomo	Dowling	Pauls	Rubenstein	Singh	Smith Baugh	Sobti	Wines
Accounting/Financial Reporting	✓	✓	✓	✓	✓	✓	✓	✓	✓
Banking and Financial Services		✓		✓	✓	✓		✓	✓
C-Suite/Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Experience		✓		✓		✓		✓	✓
Non-Profit Experience	✓	✓	✓		✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓
M&A/Capital Markets/Public Finance		✓	✓	✓	✓	✓		✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓
Human Capital Management/Succession Planning	✓	✓	✓	✓		✓	✓		✓
Legal/Compliance/Regulatory Affairs		✓	✓	✓	✓	✓	✓	✓	✓
Technology/Digital Innovation/Cybersecurity	✓	✓		✓		✓		✓
Government			✓				✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓
Real Estate	✓	✓		✓		✓	✓	✓	✓

Biographical Information
Set forth below is more detailed information about our Board nominees including biographical information, professional experience and information about attributes and skills considered by the NCG Committee in determining whether to recommend the nominee for election to the Board of Directors. The NCG Committee believes that a board comprised of its nominees embodies a reputation for integrity, strong business acumen and the exercise of sound judgment; a board that is strong in its collective knowledge and leadership abilities; and a board that has a diversity of viewpoints, perspectives and backgrounds.

BankUnited, Inc. 2025 Proxy Statement

RAJINDER P. SINGH	CHAIRMAN, PRESIDENT and CHIEF EXECUTIVE OFFICER

Mr. Singh is our Chairman, President and Chief Executive Officer and one of the founding organizers of our Company. Mr. Singh was appointed Chairman of the Board of Directors of BankUnited, Inc. in January 2019 and President and Chief Executive Officer in January 2017. Mr. Singh served as our Chief Operating Officer from October 2010 up until his promotion in 2017. An industry veteran with over 25 years of experience, Mr. Singh has held several executive leadership positions prior to BankUnited including for Invesco’s WL Ross & Co., Capital One Financial Corp, North Fork Bancorporation and FleetBoston Financial Corporation. Mr. Singh serves on the Board of Directors of the Federal Reserve Bank of Atlanta, and the Mid-Size Bank Coalition of America (MBCA). In 2023 Mr. Singh served as Chairman of the MBCA, and from January 2020 through December 2022 he served on the Federal Reserve's Board of Governors' Federal Advisory Council, representing the Atlanta Region. Mr. Singh earned his M.B.A. from Carnegie Mellon University in Pittsburgh and his B.S. in chemical engineering from the Indian Institute of Technology in New Delhi.

Board Qualification Highlights:
•Extensive banking and leadership experience
•Thorough understanding of regulatory, risk management and corporate governance matters
•Strategic planning

Age: •54
Director Since: •July 2013
Committee Membership: •None
Professional Experience: •Banking

BankUnited, Inc. 2025 Proxy Statement

TERE BLANCA

Ms. Blanca is the founder, Chairman and Chief Executive Officer of Blanca Commercial Real Estate, Inc., the leading independently owned commercial real estate services firm in Florida. Ms. Blanca has more than 25 years of experience in the South Florida real estate sector. Prior to launching Blanca Commercial Real Estate in March 2009, she served as Senior Managing Director for Cushman & Wakefield of Florida, Inc., where she led the firm's South Florida operations. Ms. Blanca also held the position of Senior Vice President at Codina Realty Services, Inc. ONCOR International. Ms. Blanca is a past member of the Board of Directors of The Miami Foundation, member of the Board of Governors of the Greater Miami Chamber of Commerce, past chair of the Board of Directors of City Year Miami, and past chair of Miami-Dade County's official economic development agency, The Beacon Council. She also is a member of Young Presidents' Organization (YPO) Gold Miami-Ft Lauderdale Chapter, an Associate member of the YPO Miami Chapter, a member of the Women Corporate Directors (WCD), a member of the board of the Miami Dade College Foundation, and a member of the University of Miami's School of Business Real Estate Advisory Council. She also serves as the Chair of the advisory board of the Urban Land Institute Southeast Florida and Caribbean District Council. Ms. Blanca has earned numerous honors, including “Top 100 Power Leaders”, “Ultimate CEO” and “Most Influential Business Women” by the South Florida Business Journal, and “Power Leader of the Year” and “Office Broker of the Year” by the Greater Miami Chamber of Commerce. Ms. Blanca earned a B.B.A with a concentration in international marketing and finance and an M.B.A. from the University of Miami.

Board Qualifications Highlights:
•Executive leadership experience
•Deep knowledge of commercial real estate markets and relationships in the business community

Age: •64
Director Since: •September 2013
Committee Membership: •Compensation Committee
Professional Experience: •Commercial Real Estate

JOHN N. DIGIACOMO

Mr. DiGiacomo joined our Board in August 2018 and has over 25 years of experience in the financial services industry. From 1994 to 2007, he served as Chief Financial Officer of North Fork Bank until the company’s merger with Capital One Financial Corporation. From 1990 to 1994, Mr. DiGiacomo served as Senior Vice President, Corporate Controller of North Fork Bank, and Vice President of Financial Planning, North Fork Bancorporation, Inc. from 1988 to 1990. Mr. DiGiacomo served as Vice President, Director of Finance of Long Island Mortgage from 1986 to 1988. Mr. DiGiacomo began his career at KPMG LLP. Mr. DiGiacomo graduated magna cum laude with a bachelor’s degree in accounting from St. John’s University in Queens, New York.

Board Qualification Highlights:
•Banking experience
•Deep understanding of accounting and financial reporting, regulation, compliance and corporate governance
•Executive leadership experience

Age: •63
Director Since: •August 2018
Committee Membership: •Audit Committee
Professional Experience: •Banking and Accounting

BankUnited, Inc. 2025 Proxy Statement

MICHAEL J. DOWLING

Mr. Dowling is the President and Chief Executive Officer of Northwell Health, a clinical, academic and research enterprise with a workforce of about 90,000 and annual revenue of nearly $20 billion. Northwell is New York State's largest health care provider and private employer, caring for more than two million people annually through a vast network of 21 hospitals, 950 outpatient locations, including 75 urgent care centers, as well as home care, rehabilitation and end-of-life programs. Prior to becoming the Chief Executive Officer in 2002, Mr. Dowling was the health system's Executive Vice President and Chief Operating Officer. Before joining Northwell in 1995, Mr. Dowling was a Senior Vice President at Empire Blue Cross/Blue Shield. Previously, he served in New York State government for 12 years under former Governor Mario M. Cuomo, including seven years as Director of Health, Education and Human Services and Deputy Secretary to the Governor. He was also Commissioner of the New York State Department of Social Services. Before entering public service, Mr. Dowling was a professor of Social Policy and Assistant Dean at the Fordham University Graduate School of Social Services, and Director of the Fordham Campus in Westchester County. He is a member of the Institute of Medicine of the National Academies of Science, the Foreign Policy Association, the Smurfit School of Business at University College in Dublin, Ireland, the National Center for Healthcare Leadership, the Greater New York Hospital Association and the Healthcare Association of New York State (HANYS). He is a past chair and current member of the Institute for Healthcare Improvement and The Healthcare Institute. Mr. Dowling has been honored with many awards and recognitions over the years, and has co-authored four books. He earned his BA degree from University College Cork, Ireland, and his master’s from Fordham. He has also earned numerous honorary doctorate degrees, including from Queen's University Belfast, Northern Ireland, Fordham University, University College Dublin and Hofstra University.

Board Qualification Highlights:
•Executive leadership experience
•Active involvement within the business, political and charitable communities

Age: •75
Director Since: •May 2013
Committee Membership: •Compensation Committee (Chair)
Professional Experience: •Healthcare

BankUnited, Inc. 2025 Proxy Statement

DOUGLAS J. PAULS	LEAD INDEPENDENT DIRECTOR

Mr. Pauls served as our Chief Financial Officer from September 2009 to February 2013. From March 2013 to December 2013, Mr. Pauls served as a senior advisor to the Company. In December 2013, Mr. Pauls joined the Board of Directors of Essent Group Ltd. (NYSE: ESNT), and serves as Chairman of the Audit Committee, as a member of the Compensation Committee, the Nominating, Governance and Corporate Responsibility Committee, and the Technology, Innovation and Operations Committee. Mr. Pauls served on the Board of Directors and as a member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee of North Mountain Merger Corp. (NASDAQ: NMMC) from September 2020 through November 2022. In February 2021, Mr. Pauls joined the Board of Directors of The Global Atlantic Financial Group LLC. From June 2019 to January 2021, Mr. Pauls served on the Board of South Mountain Merger Corp. (NASDAQ: SMMCU) and as a member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Between March 2009 and August 2009, Mr. Pauls was self-employed as a consultant. From April 2008 until February 2009, Mr. Pauls served as Executive Vice President of Finance for TD Bank, NA following TD Bank's acquisition of Commerce Bancorp, Inc. in March 2008. Mr. Pauls served as Chief Financial Officer of Commerce Bancorp from March 2002 until the acquisition by TD Bank in March 2008. Mr. Pauls was a member of the three person Office of the Chairman, responsible for overall management, policy making and strategic direction of Commerce Bancorp. From October 1995 to March 2002, Mr. Pauls served as the Chief Accounting Officer of Commerce Bancorp, its Senior Vice President from January 1999 to April 2006 and its Executive Vice President from April 2006 to March 2008. Earlier in his career, Mr. Pauls was a Senior Manager in the Audit Department of Ernst & Young in Philadelphia and Pittsburgh, Pennsylvania. Mr. Pauls received a B.A. in Economics magna cum laude from Dickinson College. Mr. Pauls currently serves on the Board of Trustees of Dickinson College.

Board Qualification Highlights:
•Extensive banking experience, including his previous service as our Chief Financial Officer
•Deep understanding of financial statements, the financial/banking regulatory framework and corporate governance

Age: •66
Director Since: •May 2014
Committee Membership: •Risk Committee (Chair) •Nominating and Corporate Governance Committee
Professional Experience: •Banking and Accounting
Current Other U.S. Listed Company Boards: •Essent Group Ltd.

BankUnited, Inc. 2025 Proxy Statement

WILLIAM S. RUBENSTEIN

Mr. Rubenstein is a retired partner of the New York law firm of Skadden, Arps, Slate, Meagher and Flom, LLP. Mr. Rubenstein was with the firm from September 1981 through December 2014, and was made a partner in April 1989. Mr. Rubenstein served as co-head of the firm's Financial Institution Group preceding his retirement. For more than ten years preceding his retirement from Skadden, Mr. Rubenstein served as a trustee of the firm's pension plan and a member of the firm's retirement committee, overseeing the investment of the firm's pension and retirement plan assets. From 2003 to 2013, Mr. Rubenstein served as a trustee of the Stella and Charles Guttman Foundation, a New York not-for-profit established in 1959 dedicated to supporting programs to improve the educational opportunities and the delivery of health and other services for people in low-income neighborhoods.

Board Qualification Highlights:
•Extensive experience as legal counsel representing financial institutions and their boards of directors
•Deep understanding of financial reporting, the financial/banking regulatory framework and corporate governance

Age: •69
Director Since: •August 2017
Committee Membership: •Risk Committee •Compensation Committee
Professional Experience: •Legal

GERMAINE SMITH BAUGH, Ed. D.

Dr. Germaine Smith Baugh, Ed.D. is the president and chief executive officer of the Urban League of Broward County, a nationally affiliated not-for-profit and has served in this capacity since 2002. Dr. Smith-Baugh has more than 25 years of experience in nonprofit management, board governance, financial administration, and philanthropic giving and fundraising. A champion for economic empowerment in low to moderate income communities and with a depth of expertise in organizational development and leadership within the business community, Dr. Smith Baugh expanded the reach of the Urban League to include the Entrepreneurship Center and Small Business Loan Fund, which is now designated as a Certified Development Financial Corporation (CDFI) by the United States Department of Treasury. Through its subsidiary, the loan fund focuses lending on minority owned firms throughout the State of Florida, with an emphasis on Miami-Dade and Broward Counties. Dr. Smith Baugh's philanthropic leadership, which has always been rooted in service, extends well beyond her work with Urban League. She currently serves on local, statewide, and national boards and holds leadership roles. Dr. Smith Baugh serves on local and regional advisories and has provided insight and testimony to influence policy and macro issues at the national and state level. Recognized for breakthrough leadership by both the business and nonprofit industries as well as her peers, Dr Smith Baugh is a graduate of Leadership Florida Class XXXIV and has received numerous awards and recognitions throughout the years. Dr. Smith Baugh earned her undergraduate and Master’s degree from Florida State University and a doctorate in Organizational Leadership from Nova Southeastern University.

Board Qualification Highlights:
•Executive leadership and corporate governance experience
•Active involvement within the business, political and charitable communities

Age: •52
Director Since: •May 2023
Committee Membership: •Nominating and Corporate Governance Committee
Professional Experience: •Non-Profit

BankUnited, Inc. 2025 Proxy Statement

SANJIV SOBTI, Ph.D.

Dr. Sobti served at several preeminent Wall Street firms during a career spanning more than 35 years. Since 2007, Dr. Sobti has had an independent consulting business including having served as a senior advisor to Credit Suisse from 2008 to 2021. He currently serves as a Venture Partner for Altai Ventures Fund II, a FinTech Venture Capital fund, as well as a Venture Partner for Key1Capital, a Tel Aviv based generalist Venture Capital fund. In 2006, he co-founded FIRE Capital Fund Management Mauritius Private Limited, the manager for a private equity fund, and served as the Chairman of its Board of Directors until 2011. From 2001 through 2008, Dr. Sobti was a Senior Managing Director of Bear, Stearns & Co. Inc. where he was appointed to the President's Advisory Council and Fairness Opinion Committee. From 1999 to 2001, Dr. Sobti was a Managing Director at J.P. Morgan & Co. where he was recruited as head of Mergers and Acquisitions for Financial Institutions. Previously Dr. Sobti was with Lehman Brothers Inc. from 1989 to 1999 culminating in his serving as Managing Director and co-head of Mergers and Acquisitions for Financial Institutions. Earlier Dr. Sobti worked at Goldman, Sachs & Co. from 1986 through 1989. Dr. Sobti is co-Chair of the International Advisory Board of the University of Pennsylvania's Center for the Advanced Study of India. Dr. Sobti holds a B.A. from St. Stephen's College, University of Delhi, and an M.B.A. and Ph.D. in Finance from The Wharton School, University of Pennsylvania.

Board Qualification Highlights:
•Extensive experience in the financial and capital markets industry
•Expertise in valuation analyses and capital markets transactions, in analyzing and evaluating financial services businesses, and knowledge of complex financial instruments

Age: •63
Director Since: •May 2014
Committee Membership: •Audit Committee (Chair) •Risk Committee
Professional Experience: •Finance and Capital Markets

BankUnited, Inc. 2025 Proxy Statement

LYNNE WINES

Ms. Wines brings extensive banking experience to our Board. From July 2011 to May 2014, Ms. Wines served as President and Chief Executive Officer of First Southern Bank of Florida and was responsible for all aspects of market and operations before its acquisition by Centerstate Bank in 2014. From January 2008 to June 2010, she served as President and Chief Operating Officer of CNL Bank, a $1.6 billion independent statewide commercial bank. Ms. Wines served as President & Chief Executive Officer of Commercial Banking South Florida for Colonial Bank, N.A. from 2005 until 2007 following Colonial Bank’s acquisition of Union Bank of Florida. Ms. Wines served as President and Chief Executive Officer of Union Bank of Florida from May 1999 until the acquisition by Colonial Bank, N.A. in February 2005. From January 1986 to May 1999, Ms. Wines served as the Controller of Union Bank of Florida, its Senior Vice President and Chief Financial Officer and its Executive Vice President and Chief Operating Officer. Wines’ professional affiliations include a four-year term on the board of directors of the Florida Bankers Association, a member of Leadership Florida, International Women's Forum, Women's Corporate Directors, and past member of Broward Workshop. From August 2018 to March 2020, Ms. Wines served as Senior Director, Broward Business Council on Homelessness. Ms. Wines has been a guest lecturer at Florida Atlantic University, Lynn University, and Nova Southeastern University's MBA programs. Civic involvement includes Commissioner of the Housing Authority of the City of Fort Lauderdale, Chairperson of United Way of Broward County, Chair of 211-Broward, Board Member, Broward County Continuum Care, as well as leadership roles in several other non-profit organizations. Ms. Wines received a Bachelor of Science from Nova Southeastern University and a Master's in Public Administration, Public Service Leadership from New York University. She also has an honorary doctorate from Nova Southeastern University and is a Harvard University Advanced Leadership Fellow.

Board Qualification Highlights:
•Extensive experience in banking and non-profit organizations
•Deep understanding of financial statements, the financial/banking regulatory framework and corporate governance

Age: •70
Director Since: •August 2015
Committee Membership: •Nominating and Corporate Governance Committee (Chair) •Audit Committee
Professional Experience: •Banking

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE FOREGOING NINE NOMINEES TO THE BOARD OF DIRECTORS.

BankUnited, Inc. 2025 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors
The Company's business and affairs are managed under the direction and oversight of the Board of Directors, which is the Company's ultimate decision-making body, except with respect to those matters reserved to the Company's shareholders. The Board's mission is to maximize long-term shareholder value. The Board of Directors establishes the Company's overall corporate management policies and risk appetite, evaluates the Company's CEO and the senior leadership team and acts as an advisor and counselor to senior management. The Board also oversees the Company's business strategy, planning and risk management framework, as well as the performance of management in executing the Company's business strategy, assessing and managing risks and managing the Company's day-to-day operations.

Director Independence
The NYSE listing standards require a majority of the Board directors to be independent. The Company’s Board of Directors must affirmatively determine the independence of a director, which requires that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The NYSE listing standards specify the criteria for determining whether directors are independent and contain guidelines for directors and their immediate family members with respect to employment or affiliation with the Company or its independent registered public accounting firm. The Board has adopted the Directors Independence Standards, which are incorporated into the Company’s Corporate Governance Guidelines, and which are aligned with NYSE listing standards.
Our Board of Directors is committed to ensuring the independence of directors and undertakes an annual review of director independence. This determination generally occurs at the time the Board approves director nominations for inclusion in the Company's proxy statement, or when a director joins the Board between annual meetings. Guided by the NYSE listing standards and the Company's Directors Independence Standards, the NCG Committee evaluates several criteria in determining whether a director is independent.
In March 2025, the Board affirmatively determined that all of the current directors and the director nominees, except for Mr. Singh, are independent of the Company and its management pursuant to the Company's Director Independence Standards and the NYSE listing standards. Mr. Singh is our Chairman, President and CEO and is not considered 'independent' under the independence standards. The following directors and director nominees are considered 'independent': Tere Blanca, John N. DiGiacomo, Michael J. Dowling, Douglas J. Pauls, William S. Rubenstein, Germaine Smith Baugh, Sanjiv Sobti and Lynne Wines. In making the determination that Mr. Rubenstein is independent of the Company and its management, the Board considered that Mr. Rubenstein is a retired partner of the law firm Skadden, Arps, Slate, Meagher and Flom, LLP. Skadden may, in the ordinary course of business, provide certain legal services to us and our affiliates, for which it has received, or may receive customary compensation, fees and expense reimbursement. In determining Dr. Smith Baugh's independence from the Company and its management, the Board considered that Dr. Smith Baugh is the President and CEO of the Urban League of Broward County, a 501(c)(3) nonprofit organization in the State of Florida. BankUnited, N.A. has, in the ordinary course of business, made certain contributions to the Urban League of Broward County and its affiliated community development funds, none of which require reporting under the NYSE listing standards or were deemed material by the Board.

BankUnited, Inc. 2025 Proxy Statement

Board Leadership Structure
The Board of Directors is responsible for overseeing the exercise of corporate power and seeing that our business and affairs are managed to meet our stated goals and objectives and that the long-term interests of our shareholders are served. The Board regularly reviews and assesses the effectiveness of the Company's leadership structure in the context of the Company's specific circumstances, culture, strategic objectives and challenges.
The Board of Directors does not have a fixed policy regarding the separation of the offices of Chairman and CEO because it believes that it should maintain flexibility to select the Chairman and determine the Board leadership structure, from time to time, based on criteria that it deems to be in the best interests of the Company and its shareholders.
Our current board leadership structure provides for a combined role of the Chairman of the Board and CEO, along with a Lead Independent Director and the independence of all other directors. The independent directors believe that Mr. Singh's knowledge and background with the Company, his deep industry experience and his demonstrated leadership capability benefits our shareholders and employees and that a combined role of Chairman and CEO will best allow us to execute our strategic initiatives and business plan at this time.

Lead Independent Director
The Board of Directors has appointed Mr. Pauls to serve as our Lead Independent Director. Mr. Pauls brings extensive banking and risk management experience to our Board, is an independent voice on important issues facing the Company and ensures that those issues are fully considered by the Board.
In his role as Lead Independent Director, Mr. Pauls' duties include, but are not limited to:
•Presiding over regularly scheduled executive sessions with the independent directors;
•Serving as a liaison between the Board and senior management;
•Assisting the Board of Directors, the NCG Committee and executive management to ensure compliance with the Company's Corporate Governance Guidelines;
•Assisting the NCG Committee and the CEO in the identification and evaluation of director candidates;
•Participating with management in shareholder engagement meetings and sharing feedback with the full Board (see "Shareholder Engagement" for information on our shareholder engagement program);
•Communicating, as appropriate, with our primary bank regulators.
Our Corporate Governance Guidelines provide for additional independent oversight of our operations, risks, business strategy and compensation practices. Consistent with our Corporate Governance Guidelines, the Board currently consists of independent directors, except for Mr. Singh. The Audit Committee, Risk Committee, Compensation Committee and NCG Committee are each composed solely of independent directors. Independent directors, therefore, oversee essential, risk-sensitive matters such as the quality and integrity of our financial statements; the compensation of our NEOs, including the CEO; the nomination of directors; and the evaluation of the Board, its committees, and its members.
Our Corporate Governance Guidelines also require that the non-management directors meet regularly in executive session without the presence of management, which provides an opportunity for the independent directors to freely express their views on important issues.

BankUnited, Inc. 2025 Proxy Statement

The Board believes it has effectively balanced the need for strategic leadership by the Company's Chairman and CEO with the oversight and objectivity of the independent directors and has created an effective and appropriate leadership structure that is conducive to the risk oversight process. The Board recognizes that, depending on the circumstances, other leadership structures might be appropriate and in the best interests of the Company. Accordingly, the Board has the discretion to modify the Company's leadership structure if it believes doing so would be in the best interests of the Company.

Board and Board Committee Performance Evaluations
The Board of Directors and each Board committee perform an annual evaluation to assess performance, identify areas for improvement and provide feedback to enhance Board effectiveness.
Board Annual Self-Evaluation
The Board conducts an annual self-evaluation, which is in the format of an open-ended questionnaire. The NCG Committee of the Board provides guidelines and direction in updating the questionnaire to align with industry and peer practices, to ensure that it has appropriate scope and provides for feedback from the directors. Responses are provided to the chair of the NCG Committee, who leads a discussion of the results with the full Board. Specific results or feedback may be shared with management as appropriate to assist with addressing identified areas for enhancement. Director feedback has led to enhancements of materials provided to the Board and contributed to the format and content of Board training and education.
Committee Annual Self-Evaluations
Each committee of the Board has established a self-evaluation process similar to that described above. Responses to the committee self-evaluation questionnaires are provided to the respective committee chairs, and results are discussed with committee members and shared with the full Board.
In addition to the annual written self-evaluations, the directors are encouraged to provide feedback to the committee Chairs at any time during the year.

Director Education
Our Board of Directors strongly believes that director education is essential to the ability of our directors to fulfill their oversight roles. The NCG Committee provides directors with information regarding available external director development and training programs and encourages director participation in such programs. The Board encourages directors to participate in continuing director education programs on their own in addition to education sessions provided at meetings or special educational sessions of the Board or its committees by both internal and external subject matter experts. Topics on which our Board receives regular education include regulatory compliance, BSA/AML, cybersecurity and emerging topics such as artificial intelligence.

Board of Directors Meetings and Attendance
In 2024, the Board of Directors held six meetings and acted by written consent five times. Each director attended 75% or more of the meetings of the Board of Directors and of Board committees on which they served during 2024.
Directors are expected to attend all meetings of shareholders. All directors attended the 2024 annual meeting.

BankUnited, Inc. 2025 Proxy Statement

Executive Sessions
The rules of the NYSE require the non-management directors of the Company to regularly meet in executive session without management. In 2024, non-management directors of the Company met in executive session four times. The Company's Corporate Governance Guidelines state that a non-management independent director shall be chosen to preside at each executive session. Mr. Pauls, the Lead Independent Director, currently serves as the Presiding Director. For information regarding how to communicate with non-management directors as a group and one or more individual members of the Board, refer to the "Communications with the Board of Directors" section.

Committees of the Board of Directors
The Board has established four committees to facilitate its oversight responsibilities; an Audit Committee, a Risk Committee, a Compensation Committee and a Nominating and Corporate Governance (NCG) Committee. The Board committees regularly report to the Board on their activities. Each committee operates under a written charter. Copies of the charters of the Audit Committee, Risk Committee, Compensation Committee and NCG Committee are available on our website at https://ir.bankunited.com and may also be obtained upon request without charge by writing to the Corporate Secretary, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

Audit Committee	11 meetings held in 2024
The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee meets at least four times annually, with one regular in-person meeting each quarter. The Audit Committee may meet privately in executive session at such times as the Committee may determine with management, the chief audit executive, the independent auditors and the regulatory examiners as appropriate.

Committee Members	Key Responsibilities
Sanjiv Sobti, Ph.D. (Chair) John N. DiGiacomo Lynne Wines
•Oversees the integrity of the Company's financial statements and the financial reporting process, including internal control over financial reporting and disclosure.
•Oversees the appointment, qualifications, performance, compensation and independence of the Independent Registered Public Accounting Firm.
•Oversees the performance of the Company's internal audit function.
•Reviews the audit plans and findings of the Independent Registered Public Accounting Firm and the internal audit team.
•Oversees the Company's compliance with applicable legal and regulatory requirements related to financial matters.
•Reviews the Company's systems of internal controls, including financial risk and control procedures, compliance programs and material tax matters.

Independence/Qualifications

•The Board has determined that each member of the Audit Committee is independent and financially literate in accordance with NYSE listing standards and qualifies as an "audit committee financial expert" as per SEC requirements.
•All of the Audit Committee members meet the independence requirements of the Company's Directors Independence Standards, the NYSE listing standard, including the requirements specific to members of audit committees, and SEC independence requirements for audit committees.

BankUnited, Inc. 2025 Proxy Statement

Risk Committee	4 meetings held in 2024
The Risk Committee meets at least four times annually, with one regular in-person meeting each quarter. The Risk Committee may also meet privately in executive session at such times as the Committee may determine, and may meet with the Chief Risk Officer, Credit Review executive or other members of management.

Committee Members	Key Responsibilities
Douglas J. Pauls (Chair) William S. Rubenstein Sanjiv Sobti, Ph.D.
•Oversees the Company's administration of the ERM framework, including the design and adoption of key policies and programs; the establishment of processes, practices and controls aimed at the identification, measurement, managing and reporting of risk; and related activities in furtherance of these objectives.
•Approves the ERM Framework, the Company's Risk Appetite Statement (which sets forth the Risk Dimensions, as per below), and significant corporate policies that address risk.
•Oversees the risk assessment, monitoring, and management of the Company's Risk Dimensions:
◦Financial Risks - Credit Risk; Liquidity Risk; Interest Rate Risk; Price Risk
◦Non-Financial Risks - Operational Risk; Strategic Risk; Reputation Risk; BSA/AML Risk, Compliance Risk
•Oversees the Company’s information security and cybersecurity framework and has oversight for certain ESG related risks such as those related to cybersecurity, credit underwriting and severe weather events.

Independence/Qualifications

•The Board has determined that all of the Risk Committee members meet (i) the independence requirements of the NYSE listing standards and the Company’s Directors Independence Standards and (ii) the risk expertise requirements for directors of a risk committee by the Board of Governors of the Federal Reserve System.

BankUnited, Inc. 2025 Proxy Statement

Compensation Committee	6 meetings held in 2024
The Compensation Committee meets at least four times annually, with one regular in-person meeting each quarter.

Committee Members*	Key Responsibilities
Michael J. Dowling (Chair)
Tere Blanca
William S. Rubenstein

* Judge A. Gail Prudenti served as a member of the Committee from January 2024 to May 2024. Judge Prudenti did not stand for re-election at the 2024 Annual Shareholders meeting and her term expired on May 15, 2024. In May 2024, Mr. Rubenstein was appointed to the Committee.

•Provides oversight of the Company's compensation programs and employee benefit plans, including the BankUnited, Inc. Equity Incentive Plans, to ensure that these are properly aligned with the Company's strategic and financial objectives and do not incentivize inappropriate risk taking.
•Determines and approves compensation, performance criteria and goals and objectives relevant to the incentive awards of the CEO and other named executive officers; further evaluates the performance of these officers.
•Periodically reviews and makes recommendations to the Board as to the form and amount of compensation for directors (including retainer, committee and committee chair fees, equity-based awards and other items, as appropriate).
•Reviews and approves on an annual basis, or more frequently, if necessary, the Company’s compensation and incentive related policies (including the Compensation Recovery Policy).

Independence/Qualifications

•The Board has determined that all of the Compensation Committee members meet the Company’s Directors Independence Standards and the listing standards of the NYSE, including the requirements specific to members of compensation committees.

BankUnited, Inc. 2025 Proxy Statement

Nominating and Corporate Governance Committee	4 meetings held in 2024
The Nominating and Corporate Governance Committee meets at least four times annually, with one regular in-person meeting each quarter.

Committee Members*	Key Responsibilities
Lynne Wines (Chair)
Douglas J. Pauls
Germaine Smith Baugh, Ed.D.

* Judge A. Gail Prudenti served as a member of the Committee from January 2024 to May 2024. Judge Prudenti did not stand for re-election at the 2024 Annual Shareholders meeting and her term expired on May 15, 2024. In May 2024, Dr. Smith Baugh was appointed to the Committee.

•Makes recommendations to the Board regarding candidates for directorships and the size and composition of the Board and its committees.
•Reviews the director candidates's qualifications, including business experience, education, and other factors as it deems appropriate.
•Consider and make recommendations to the Board with respect to any resignation tendered by a director and candidates to fill such vacancy.
•Oversees CEO succession planning and working with the CEO, oversees the Company's succession plans for other key executives.
•Reviews and assesses the Company's Corporate Governance Guidelines, policies and programs related to corporate governance and the Company's practices, policies and reporting with respect to ESG matters.

Independence/Qualifications
•The Board has determined that all of the NCG Committee members meet the Company’s Independence Director Standards and the listing standards of the NYSE.

Compensation Committee Interlocks and Insider Participation
In 2024, our Compensation Committee consisted of Mr. Dowling (Chairman), Ms. Blanca and Mr. Rubenstein. Judge A. Gail Prudenti served as a member of the Committee from January 2024 to May 2024. Mr. Rubenstein was appointed as a member of the Compensation Committee in May 2024. None of these directors, including Judge Prudenti who is no longer on the Board, had at any time in the last fiscal year been one of our officers or employees, and none has had any relationships with our company of the type that is required to be disclosed under Item 404 of Regulation S-K.
None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

CEO and Senior Management Succession Planning
The NCG Committee has primary responsibility for succession planning with respect to the Company's CEO, as well as oversight of succession planning for the remaining NEOs and other executive management positions. The NCG Committee regularly, but no less frequently than annually, reviews succession plans for the CEO considering emergency interim scenarios as well as long-term scenarios. The NCG Committee regularly collaborates with our CEO to review succession planning for other NEOs and key executives. The NCG committee reviews the CEO's assessment of the performance of executive officers as well as development plans for executives. As key executives approach normal retirement age, the frequency and granularity of these discussions increases. Some discussion of succession planning occurs at most regular quarterly meetings of the NCG committee. The Lead Independent Director is a member of the NCG committee; other board members are invited to these meetings and often attend. The Chair of the NCG Committee makes a report to the full Board

BankUnited, Inc. 2025 Proxy Statement

after each regular quarterly meeting and, as relevant, leads discussions with the full Board about succession planning. Through this mechanism, members of the Compensation Committee are informed about succession planning. If the transition of a NEO is imminent, the Compensation Committee will be involved in determining and ultimately approving the compensation of the successor.
Our Board is regularly exposed to the Company's next generation of executive leadership; business line and departmental leaders are routinely invited to make presentations to the full Board and to the Audit and Risk Committees related to their areas of oversight. Retention of key personnel is a high priority; we promote a culture that seeks to empower and provide a wide variety of opportunities for key employees. Our iCARE™ program, discussed further in the ESG section of this proxy statement, a competitive compensation and benefits package and award winning wellness program are important retention tools. A significant portion of the compensation of our senior employees is in the form of equity that typically vests over a period of three to four years, aligning the interests of key employees with those of our external shareholders and further contributing to retention.

Risk Management and Oversight
Our Board of Directors oversees our "three lines of defense" risk management framework, including the company-wide approach to risk management, carried out by management. Our Board of Directors determines the appropriate levels of risk for the Company generally, assesses the specific risks faced by us and reviews the steps taken by management to manage those risks. While the full Board of Directors maintains the ultimate oversight responsibility for risk management, the Board committees oversee risk in specific areas.
Risk Governance Key Documents
The Company's Risk Appetite Statement sets forth guidelines for the aggregate levels of acceptable risk across multiple dimensions and forms the basis of the Company's enterprise risk management framework. It further defines the boundaries for the type and amount of risk that may be undertaken by the Company in pursuing business objectives and initiatives.
The Company's Enterprise Risk Management (ERM) Framework establishes enterprise-wide governance and risk management requirements for monitoring nine categories of risk: strategic risk, credit risk, interest rate risk, liquidity risk, operational risk, compliance risk, BSA/AML risk, reputation risk and price risk.
Both the the Risk Appetite Statement and the ERM Framework are reviewed and approved by the Risk Committee of the Board and presented to the entire Board for annual ratification.
Board Committees and Risk Oversight
The Risk Committee plays a key role in the Board of Directors' exercise of its risk oversight function. The Risk Committee assists the Board in overseeing the Company's ERM Framework, including the Risk Appetite Statement, risk tolerances and limits, and risk management infrastructure. The Risk Committee oversees the risk assessment process to assist the Board and management in identifying emerging risks that could potentially impact the Company's strategic objectives and business plan. The Risk Committee reviews regular reporting related to credit, interest rate, liquidity operational, BSA/AML and compliance risk.
The Audit Committee supports the Board's risk management oversight responsibilities through its oversight of the Company's financial reporting risks and the guidelines, policies and processes for managing such risks, including internal controls over financial reporting. The Audit Committee conducts its risk oversight in a variety of ways, including reviewing management's assessment of the Company's internal control over financial reporting, and reviewing and approving the Company's significant accounting policies. Additionally, the Company's independent registered public accounting firm regularly discusses risks and related mitigation measures that may come to their attention during its regular reviews and audits of the Company's financial

BankUnited, Inc. 2025 Proxy Statement

statements with the Audit Committee. To ensure candid and complete reporting, the Audit Committee regularly meets in separate executive sessions with the Company's Chief Audit Executive and the Company's independent registered public accounting firm.
The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and practices, as well as the incentives created by the compensation awards it administers. The Compensation Committee reviews our incentive plans to ensure that they appropriately balance risk and reward and do not encourage inappropriate risk taking.
The NCG Committee assists the Board in establishing and maintaining effective corporate governance policies and practices. The NCG Committee also assists with matters related to Board composition, leadership, independence, and structure and with respect to management succession planning. The NCG Committee oversees Director orientation and continuing education, which may cover current and emerging risks.
Risk Management Execution
The Board plays a pivotal role in proving guidance and governance related to the execution of the processes and controls. The Board has designated the Risk Committee with oversight responsibilities over the Company’s execution of the ERM Framework and the overall governance structure that supports it. At the Bank level, the Enterprise Risk Management Committee (“ERMC”), composed of executive and senior members of management, provides general oversight, guidance and monitoring related to design, administration and implementation of the policies, processes and controls intended to carry out the purposes of the framework and ensure compliance with applicable laws and regulations.
The Board has delegated certain risk management functions to specific management level committees. The primary role of these committees is to oversee the operational implementation of our business strategies and objectives and ensure alignment with the Board's stated risk appetite.

Enterprise Risk Management Committee
Credit Risk Management Committee & Subcommittees
Compliance Committee
Ethics Committee
Asset Liability Committee
Operational Risk Management Committee
Financial Crimes Compliance Committee
Corporate Disclosure Committee

BankUnited, Inc. 2025 Proxy Statement

Management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Shareholder Engagement
We engage with our shareholders throughout the year, not just during proxy season. The Board recognizes the importance of maintaining strong relationships with our shareholders and values their perspectives in helping to shape our priorities, policies and practices. We regularly have discussions with shareholders, potential shareholders, proxy advisory services and investment analysts. Our CEO and CFO participate in investor conferences and other one-on-one in person and virtual meetings with shareholders and potential shareholders throughout the year. Management reviews shareholder feedback with the Board. In 2024, our CEO and CFO attended six investor conferences and in-person meetings with shareholders representing approximately 30% of our outstanding shares. Management held additional virtual and telephonic meetings with many of our shareholders.
At our 2024 annual meeting, our shareholders voiced overall support for the 2023 compensation of our NEOs, with 78% of the votes cast in favor of the 2024 “say-on-pay” advisory vote on executive compensation. This level of support, while significant, is lower than the 99% average level of support over the prior three years. Following our 2024 say-on-pay vote, we engaged in shareholder outreach to seek feedback on our compensation philosophy and programs as well as on governance more broadly. We reached out directly to 15 investors, constituting holders of 66% of our stock. Holders of 20% of our stock accepted our invitation to speak with us; the remaining investors declined. Mr. Pauls, our Lead Independent Director, participated in these shareholder meetings. The shareholders who agreed to engage with us expressed support for and recommended no significant changes to our compensation policies and practices. They did recommend enhanced disclosure and transparency, particularly about (i) how performance metrics are selected and why each is important to the determination of executive compensation, (ii) insight into the Compensation Committee's decision making process and (iii) more information about management succession planning including how the Compensation Committee and the full Board are made aware of succession planning activities. In response to the feedback that our shareholders provided to us, we have included enhanced disclosures in this proxy statement. In addition, based on an assessment provided by a proxy advisory firm, we believe that the lower level of support for our 2023 compensation plan may be reflective of less favorable one-year total shareholder return for 2023. Our Compensation Committee concluded that macro-events impacting the regional banking industry in 2023 likely had an out-sized impact on our stock price and total shareholder return for that year, and that one-year total shareholder return for 2023 was not fully reflective of management's success in navigating the Company through a tumultuous time. Based on this observation, the feedback that we received from shareholders and the results of the 2024 say-on-pay vote, the Compensation Committee determined no material changes to the structure of our NEO compensation program were necessary. The Compensation Committee will continue to consider shareholder feedback and the results of the say-on-pay vote in its compensation decisions, in addition to the other factors discussed in the CD&A section of this proxy statement.

Communications with the Board of Directors
Any interested parties desiring to communicate with the Board of Directors or any of the independent directors regarding the Company may directly contact such directors by delivering such correspondence to such directors (or the entire Board) in care of the Company's Corporate Secretary at BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

BankUnited, Inc. 2025 Proxy Statement

The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control over financial reporting and auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by writing in care of the Chairman, Audit Committee, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

Corporate Governance Guidelines, Code of Conduct and Code of Ethics
Our Board has adopted the Corporate Governance Guidelines, which set forth a flexible framework within which our Board, assisted by Board committees, directs the affairs of the Company. The Corporate Governance Guidelines address, among other things, the composition and functions of the Board, director independence, compensation of directors, management succession and review, Board committees and selection of new directors.
The Board has also adopted a Code of Conduct, which is applicable to all directors, officers, employees, agents (including consultants and contractors) and temporary personnel of the Company, and a Code of Ethics for Principal Executive and Senior Financial Officers, which contains provisions specifically applicable to our principal executive officer, principal financial officer, principal accounting officer and controller (or persons performing similar functions).
At the Bank management level, we have established an Ethics Committee to oversee and assist in maintaining a culture of ethical responsibility. The Ethics Committee reports periodically to the Audit Committee of the Board. We have a 24 hour ethics hotline which can be used to report suspected violations of the Code of Conduct, accounting, audit or internal accounting control matters. The Company encourages any employee to report such conduct openly, if desired, or anonymously, without fear of retaliation.
The Corporate Governance Guidelines, the Code of Conduct and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our website at https://ir.bankunited.com.

Insider Trading Policy
The Board has adopted an Insider Trading Policy that governs the purchase, sale and other dispositions of our securities by our directors, officers, associates, and employees, affiliates, advisors and consultants, including certain family members and related parties. Our Insider Trading Policy, among other things:
•prohibits trading in our securities by persons covered by the policy when in possession of material non-public information regarding the Company, or other companies with which we do business, as applicable;
•establishes “black-out periods” during which certain individuals are prohibited from transacting in our securities, as well as pre-clearance procedures for certain individuals, including NEOs and directors, before engaging in certain transactions;
•prohibits persons covered by the policy from engaging in certain transactions designed to offset decreases in the market value of our securities;
•prohibits the Company itself from engaging in transactions in the Company’s securities while in possession of material nonpublic information, except as permitted by law.
We believe our Insider Trading Policy, and applicable processes, are reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. The Insider Trading Policy was filed as Exhibit 19.1 to our 2024 Annual Report on Form 10-K.

BankUnited, Inc. 2025 Proxy Statement

ESG Practices and Oversight
The Board of Directors, through its NCG Committee, oversees ESG matters. The NCG Committee periodically reports to the full Board on material ESG matters. Our Board has also delegated to its Risk Committee oversight of certain ESG related risks. In addition to its oversight of cybersecurity risk, the Risk Committee is responsible for oversight of the identification and mitigation of certain climate related risks such as those related to credit underwriting and severe weather events. The Compensation Committee may also be involved with oversight of certain human capital matters.

Environmental Sustainability
We recognize that BankUnited operates in and has exposure to coastal areas of the country that may be more exposed to particular aspects of physical climate risk, such as those related to severe weather events. We strive to incorporate consideration of these risks in our business decisions as applicable. We continue to monitor the evolution of regulatory developments with respect to enhanced disclosures related to climate risks and are prepared to comply with any required disclosures.
Our Business Continuity Management (BCM) department actively monitors severe weather events that may impact the Company's customers, locations or operations including hurricanes, winter storms, flooding and fire. Given our presence in Florida, during hurricane season BCM continuously monitors and tracks storm activity and forecasted paths. The Company has a comprehensive Hurricane Response Plan that outlines measures to be taken before, during and after a storm strikes, including customer outreach, communication plans, evacuation and employee safety, safeguarding real estate assets, activation of a command center, the relocation of staff responsible for critical business processes if necessary and post storm impact assessments on both the Company and its customers. This plan has been tested under both simulated and actual conditions. BCM also assesses the resilience of our significant third-party service providers with respect to their ability to respond to service disruptions or degradations resulting from severe weather events. We have migrated our disaster recovery technology infrastructure as well as most of the technology infrastructure supporting daily operations to the cloud to minimize the impact of physical damage to our facilities on our ability to continue uninterrupted operations. Our credit underwriting standards also consider weather event related risks, including risks related to the cost and availability to our borrowers of property and casualty insurance.
We have a sustainability finance practice in our corporate banking division. At December 31, 2024, our loan portfolio contained $857 million of loans in categories such as renewable energy, energy efficiency, clean transportation, sustainable water, water and waste management, environmental remediation, carbon capture, climate change adaptation, emissions and greenhouse gas reduction, fleet transformation and the financing of energy efficient or LEED certified properties. Our securities portfolio currently contains approximately $295 million in bonds designated by the issuer as green, social or sustainability bonds.

BankUnited, Inc. 2025 Proxy Statement

Information Security and Cybersecurity Risk Oversight
Our Board, through its Risk Committee, oversees the management of cybersecurity risk, and ratifies on an annual basis our information security policies and programs, which include our Cybersecurity Framework. The CISO has primary operational responsibility for establishing, maintaining and overseeing the Company's cybersecurity program. The CISO reports administratively to our Chief Risk Officer and has a direct line of reporting to the Risk Committee. The Risk Committee receives regular reporting from the CISO on cybersecurity risks and the execution of the cybersecurity program. At the Bank management committee level, the ERMC provides oversight over the governance framework for our information security and cybersecurity programs, and the Operational Risk Management Committee (ORMC) provides oversight over the operational execution of the programs.
For more detailed information about our cybersecurity risk management and strategy and our cybersecurity program, see Item 1C “Cybersecurity” of our 2024 Form 10-K that was filed with the SEC.

Social Responsibility - Our iCARE™ Program
At BankUnited, we are dedicated to serving the communities in which we live and work, and believe these efforts strengthen rapport with all our stakeholders, from the customers we serve to our employees and shareholders.
Under the umbrella of our iCARE™ program are a number of initiatives designed to foster a culture that promotes employee engagement and community involvement. The iCARE™ program is led by a thirteen member iCARE™ Council, comprised of employees from across the bank with various backgrounds and skillsets. Twenty iCARE™ Ambassadors also promote engagement in iCare™ activities, which include interactive events, cultural celebrations, enterprise-wide mentorship programs and volunteer opportunities.
Community initiatives established by iCare™ include BankUnited's "Adopt A Neighborhood" in Florida, New York's "Entrepreneurship Initiative," the "Heir’s Program", and iCare™ Ventures. These programs aim to support local entrepreneurship and education by providing resources and technical assistance to small businesses and underserved communities. In 2024, our employees reported a total of 4,112 volunteer hours and the bank provided $3.1 million in grants, sponsorships and contributions to over 200 community and not-for- profit organizations.
iCARE™ has partnered with nine universities in our local markets to offer scholarships, internships, and educational programs, benefiting over 200 students and resulting in 53 full time hires at the bank. The ATOM Pink Tank, a six months leadership development program for students pursuing STEM was created in partnership with Florida International University in 2020 and is an example of one of iCare's most successful programs.
More information on these initiatives and our social responsibility efforts can can be found in our Social Impact Report, available on our investor relations website at https://ir.bankunited.com.

Human Capital
Our goal is to create a workplace where individuals are valued, feel free to express themselves, are empowered to succeed and are able to grow both personally and professionally. We regularly measure employee engagement through employee surveys. In June 2024, a third party conducted our latest employee engagement survey. 87% of employees participated, with 82% of respondents indicating a favorable level of overall engagement, compared to an industry benchmark of 74%. The survey reported that 94% of our employees feel respected at BankUnited, and 92% believe their colleagues collaborate and support each other. We are proud of the results and will continue to invest in our people.

BankUnited, Inc. 2025 Proxy Statement

Rewarding performance and supporting the physical, emotional, and financial wellness of our employees is vital to maintaining a talented workforce that will enable the achievement of our goals. In addition to a competitive benefits package, some programs that have gained the support of our employees and public recognition include:
•The Go for More™ Academy provides a wide variety of training and resources - our extensive list of professional development opportunities earned us the 2025 Training Apex Award through Training Magazine
•Leadership development programs such as Rising Leaders, EXCELerate, and Discover Coaching
•Mentorship programs
•On-site fitness facility and cafe
•Award winning wellness program - listed in the top ten among America's Top 100 Healthiest Employers by Springbuk HR Technology in both 2023 and 2024, New York City’s Top 100 Healthiest Employers between 1,000 and 4,999 employees in 2024, and the 2024 Best Wellness Employer gold certification developed by Wellness Workdays in collaboration with experts from Harvard Medical School
•Widespread equity ownership as part of overall compensation
More information about human capital resources, including employee demographics, can be found in the section entitled "Human Capital Resources" in our 2024 Form 10-K that was filed with the SEC on February 28, 2025.

Director Compensation
We use a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on our Board. In setting director compensation, we consider various factors, including the significant amount of time that directors expend in fulfilling their duties, as well as the skill level we require of members of our Board. Directors who are also our employees do not receive any compensation from us for any period of service on our Board or Board committees that is concurrent with service as an employee.
Directors do not receive fees for attending Board or committee meetings. Non-employee directors are reimbursed for reasonable expenses incurred in connection with Board-related activities.

2024 Director Compensation
Our Compensation Committee periodically reviews and recommends updates to the director compensation program for Board approval. No changes were made to the form or amount of director compensation for 2024.
Cash-Based Compensation
For service in 2024, each non-employee director received an annual cash retainer of $70,000 for their service on our Board. Chairs of the Audit Committee and the Risk Committee each received an additional annual retainer of $60,000, while non-Chair committee members of both committees received an additional annual retainer of $25,000. Additionally, the Chairs of the Compensation Committee and the NCG Committee each received an additional annual retainer of $25,000. Cash retainers were paid in monthly or quarterly installments.

BankUnited, Inc. 2025 Proxy Statement

The following table shows compensation paid, earned or awarded to each of the non-management directors of our Board for 2024:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Tere Blanca	70,000	70,018	140,018
John N. DiGiacomo	95,000	70,018	165,018
Michael J. Dowling	95,000	70,018	165,018
Douglas J. Pauls	130,000	105,027	235,027
A. Gail Prudenti(1)	25,962	—	25,962
William S. Rubenstein	95,000	70,018	165,018
Germaine Smith Baugh, Ed.D.	70,000	70,018	140,018
Sanjiv Sobti, Ph.D.	155,000	70,018	225,018
Lynne Wines	120,000	70,018	190,018
(1) Judge A. Gail Prudenti served on our board until May 15, 2024. Fees earned includes a pro rata portion of her annual retainer fee for the period of time Judge A. Gail Prudenti served on our board in 2024.
(2) The amounts in this column represent the value of restricted common share awards granted to each non-employee director, as described under "—Stock-Based Compensation" and determined in accordance with FASB ASC Topic 718. The grant date fair value is based on the closing price of our stock on the NYSE on the grant date. The closing stock price on May 15, 2024, the date of grant, was $30.18 per share. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 12 to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2024.
Stock-Based Compensation
On May 15, 2024, our Board approved a grant of 2,320 shares of restricted common stock (grant date fair value of $70,018) to each non-management director elected at the 2024 annual meeting to serve a term ending at the 2025 annual meeting. Mr. Pauls received an additional grant of 1,160 shares of restricted common stock (grant date fair value of $35,009) for his service as Lead Independent Director. Each non-management director's restricted common stock grant vests in full on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of shareholders, subject to the director's continued service as a director through the vesting date, except for accelerated vesting in the event of the director's death or disability and in certain circumstances relating to a change in control of the Company.
As of December 31, 2024, our non-management directors held the number of unvested shares of restricted stock shown in the table below. Our non-management directors held no other outstanding equity awards as of such date.

Name	Unvested Restricted Shares (#)
Tere Blanca	2,320
John N. DiGiacomo	2,320
Michael J. Dowling	2,320
Douglas J. Pauls	3,480
William S. Rubenstein	2,320
Germaine Smith Baugh, Ed.D.	2,320
Sanjiv Sobti, Ph.D.	2,320
Lynne Wines	2,320

BankUnited, Inc. 2025 Proxy Statement

Stock retention requirements and non-hedging policy for our non-management directors
•Under our stock retention requirements, non-management directors are not permitted to sell shares of the Company's stock other than to cover taxes related to the vesting of equity awards if, after giving effect to such sale, his or her respective retained equity (including vested and unvested equity) has a value that is less than five times the current annual retainer of $70,000. All non-management directors subject to the policy are in compliance with these requirements. Dr. Smith Baugh joined the Board in May 2023 and has three years to comply with the retention requirement.
•Our directors and executive officers are subject to the Insider Trading Policy, which prohibits, among other transactions, short sales of the Company's securities and hedging transactions such as (but not limited to) zero-cost collars, equity swaps, and forward sale contracts in the Company's securities. The policy also prohibits pledging of the Company's securities as collateral for a loan and from holding securities in a margin account.

Director Nominating Process
The Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board of Directors that may occur between annual meetings of shareholders. The NCG Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for Board membership. When formulating its Board membership recommendations, the NCG Committee may also consider advice and recommendations from others, including shareholders, as it deems appropriate. The NCG Committee has not identified any specific minimum qualifications that must be met for a person to be considered as a candidate for director. Board candidates are evaluated based on numerous criteria as discussed further in the section entitled "Board Nominations and Director Criteria" on page 1 of this proxy statement.
The NCG Committee and the Board of Directors believe that a variety of perspectives, opinions, skills, and personal and professional experiences is an important element of nomination for Board membership. Our director nominees are 44% diverse by ethnicity/nationality and 33% of our directors are female. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company's annual meetings of shareholders.
Candidates Nominated by Shareholders
The Nominating and Corporate Governance Committee will also consider nominees recommended by shareholders. Our Corporate Governance Guidelines provide that nominees recommended by shareholders should be given appropriate consideration in the same manner as other nominees. Pursuant to the Company's Amended and Restated By-Laws, shareholders who wish to nominate a candidate for consideration by the NCG Committee for election at the 2026 annual meeting may do so by delivering written notice, no earlier than January 22, 2026 and no later than February 21, 2026, of such nominee's names to BankUnited, Inc., 14817 Oak Lane Miami Lakes, FL 33016, Attention: Corporate Secretary. Any shareholder of record or beneficial owner of common stock on whose behalf a nomination is being proposed must (i) be a shareholder of record or beneficial owner on the date of the giving of such notice, on the record date for the determination of shareholders entitled to notice of and to vote at the 2026 annual meeting of shareholders and at the time of the 2026 annual meeting of shareholders and (ii) comply with the applicable notice procedures set forth in the Company's Amended and Restated By-Laws.
The Company's Amended and Restated By-Laws require that certain information must be included in the notice provided to the Company's Corporate Secretary regarding the nomination and the shareholder giving the notice, the beneficial owner on whose behalf the notice is made, if any, and any affiliate or associate of the shareholder or the beneficial owner (collectively, the "Nominating Person"). The information required to be set

BankUnited, Inc. 2025 Proxy Statement

forth in such notice includes (i) the name and address of the Nominating Person, (ii) information regarding the common stock owned, directly or indirectly, beneficially or of record by the Nominating Person, (iii) whether and the extent to which any derivative or other instrument, transaction, agreement or arrangement has been entered into by or on behalf of the Nominating Person with respect to the common stock and certain additional information relating to any such instrument, transaction, agreement or arrangement as described in the Company's Amended and Restated By-Laws, (iv) any other information relating to the Nominating Person that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies with respect to such business and (v) a description of all arrangements or understandings (including any anticipated benefits to the Nominating Person as a result of the nomination) between or among the Nominating Person and the candidate and any other person in connection with the proposed nomination. The notice must also include a representation that the shareholder giving the notice intends to appear in person or by proxy at the 2026 annual meeting to nominate the person named in the notice.
The Company's Amended and Restated By-Laws also require that the notice provide certain information regarding the candidate whom the Nominating Person proposes to nominate as a director, including (i) certain biographical information, such as name, age, business and residential address and principal occupation, (ii) the information that would be required to be provided if the candidate were a Nominating Person, (iii) a resume or other written statement of the qualifications of the candidate and (iv) all other information regarding the candidate, including the written consent of the candidate indicating that the candidate is willing to be named in the proxy statement as a nominee and serve as a director if elected, that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies for director elections.
For a complete description of the procedures and disclosure requirements to be complied with by shareholders in connection with submitting director nominations, shareholders should refer to the Company's Amended and Restated By-Laws. Shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.
No candidates for director nominations were submitted by any shareholder in connection with the 2025 Annual Meeting.

Outside Advisors
Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The Board of Directors need not obtain management's consent to retain outside advisors.

BankUnited, Inc. 2025 Proxy Statement

CERTAIN RELATED PARTY RELATIONSHIPS
Review and Approval of Transactions with Related Persons
Transactions by us with related parties are subject to formal policies, as well as regulatory requirements and restrictions. The Board has adopted the Insider Lending/Regulation O Policy, which complies with the Federal Reserve's Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders). The Board has also adopted the Transactions with Affiliates Policy to establish a framework in compliance with Regulation W (12 C.F.R. pt. 223) that implements Sections 23A and 23B of the Federal Reserve Act and provides the principal regulatory guidelines governing transactions between the Bank and its affiliates. Further, our Corporate Governance Guidelines, which are available on our website at https://ir.bankunited.com, provide for reviewing and approving transactions with related persons and incorporate applicable SEC and the NYSE requirements concerning related party transactions.
Related party transactions are transactions in which our Company is a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of our Company include directors (including nominees for election as directors), executive officers, greater than 5% shareholders of our Company and the immediate family members of these persons. Our general counsel, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to our policies. If the determination is that such a transaction is considered a related party transaction, it will then be referred for approval or ratification to the Nominating and Corporate Governance (NCG) Committee. The NCG Committee will review all applicable criteria, and will consider, among other factors, the fairness of the proposed transaction; the direct or indirect nature of the director's, executive officer's or related party's interest in the transaction; the appearance of an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction and the financial position of the director, executive officer or related party; whether the transaction would impair an outside director's independence; the acceptability of the transaction to the Company's regulators; and the potential violations of other Company policies. Additionally, all related party transactions are reviewed by the Audit Committee.
The Company had no reportable related party transactions for the fiscal year 2024 or year to date 2025. Further, we are not currently aware of any proposed related party transactions that would be reportable under the applicable policies.

BankUnited, Inc. 2025 Proxy Statement

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP to serve as BankUnited, Inc.’s independent registered public accounting firm for its fiscal year ending December 31, 2025. Although the Company is not required to have shareholder approval of this appointment, the Board of Directors believes it to be sound corporate governance to do so, and presents this Proposal for ratification by the shareholders. If the appointment of Deloitte & Touche LLP is not ratified by the shareholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Deloitte & Touche LLP.
Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025.

BankUnited, Inc. 2025 Proxy Statement

Report of the Audit Committee
The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee consists of three directors who have been determined by our Board to be independent of the Company pursuant to our Corporate Governance Guidelines and the NYSE and SEC requirements. Our Board has further determined that all Committee members are financially literate in accordance with NYSE listing standards and further qualify as "audit committee financial experts" as defined by the SEC. The Company's management has the primary responsibility for the financial statements and for the financial reporting process, including the establishment and maintenance of the system of internal control over financial reporting. Deloitte & Touche LLP, the Company's independent registered public accounting firm for the fiscal year ended December 31, 2024, was responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and auditing the Company's internal control over financial reporting and expressing an opinion on the effectiveness thereof. In this context, the Audit Committee has reviewed the audited financial statements and met and held discussions with management and Deloitte & Touche LLP regarding the fair and complete presentation of those financial statements and the assessment of the Company's internal control over financial reporting.
The Audit Committee has discussed with Deloitte & Touche LLP matters required to be discussed by Auditing Standard No. 1301, as adopted by the PCAOB and has reviewed and discussed Deloitte & Touche LLP’s independence from the Company and its management. As part of that review, the Audit Committee has received the required written disclosures and correspondence required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence. The Audit Committee has concluded that Deloitte & Touche LLP is independent from the Company and its management.
The Audit Committee meets with the CFO in regular sessions and has met with representatives of Deloitte & Touche LLP, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.
The Audit Committee
Sanjiv Sobti, Ph.D. (Chairman)
John N. DiGiacomo
Lynne Wines

BankUnited, Inc. 2025 Proxy Statement

Auditor Fees and Services
The following table presents fees for professional services provided by Deloitte & Touche LLP for the last two fiscal years in each of the following categories, including related expenses:

	2024	2023
Audit Fees	$2,150,000	$1,862,500
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$2,150,000	$1,862,500
Audit Fees: Includes the aggregate fees billed by Deloitte & Touche LLP for professional services rendered and related expenses for the audit of the Company's consolidated financial statements, reviews of consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and the audit of the Company's internal control over financial reporting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged. The Audit Committee pre-approved, or approved before the engagement of the independent auditor, all of the audit services provided to the Company by Deloitte & Touche LLP in fiscal year 2024.

BankUnited, Inc. 2025 Proxy Statement

EXECUTIVE OFFICERS
The following table sets forth the name and position of each of our executive officers.

Name	Position
Rajinder P. Singh	Chairman, President and Chief Executive Officer
Leslie N. Lunak	Chief Financial Officer
Thomas M. Cornish	Chief Operating Officer
Rishi Bansal	Chief Investment Officer of BankUnited, N.A.
Jay D. Richards	Chief Risk Officer of BankUnited, N.A.
Kevin Malcolm	General Counsel of BankUnited, N.A.
Rajinder P. Singh. For biographical information regarding Mr. Singh, see page 4.

LESLIE N. LUNAK

Ms. Lunak has been our Chief Financial Officer since March 2013. Ms. Lunak served as the Bank's Executive Vice President and Chief Accounting Officer from June 2012 through March 2013 and as Senior Vice President, Finance from October 2010 through June 2012. From August 2004 through October 2010, Ms. Lunak was an Audit Director at the public accounting firm McGladrey & Pullen, LLP. Her responsibilities included overseeing audit engagements and the performance of financial and accounting consulting services for clients primarily engaged in the financial services industry, serving as a designated national financial services industry specialist and serving as a subject matter expert in a variety of technical accounting areas, including derivatives, equity instruments, fair value accounting and acquisition accounting. She was also responsible for the development and presentation of a wide variety of continuing education courses for both internal and external audiences. From 2001 through August 2004, Ms. Lunak was a senior audit manager with the certified public accounting firm Adair, Fuller, Witcher and Malcom, with oversight responsibility for all of the firm's audit engagements. From June 1985 through 2001, Ms. Lunak was an independent consultant, providing finance and accounting related services to clients consisting primarily of community banks and thrifts and the U.S. Drug Enforcement Administration. From 1979 through June 1985, Ms. Lunak was with the public accounting firm Deloitte, where she was an audit manager serving primarily clients in the banking industry and was designated a national banking industry specialist. Ms. Lunak is a Florida CPA and received a B.S. in Accounting from Oklahoma State University.

Age: •67
Position: •Chief Financial Officer
Position Since: •March 2013

BankUnited, Inc. 2025 Proxy Statement

THOMAS M. CORNISH

Mr. Cornish has been our Chief Operating Officer since January 2017. Mr. Cornish was the Bank's President, Florida Region from March 2014 through December 2016. From 2003 to March 2014, Mr. Cornish served as President and Chief Executive Officer of Marsh & McLennan Agency, Florida Region. Prior to that, he held several senior leadership positions with SunTrust Bank from 1983 through 2003. While with Marsh & McLennan Agency, Mr. Cornish was recognized with honors as "Miami's CEO of the Year" by the South Florida Business Journal and the "Ultimate CEO" by Business Leader Magazine. Mr. Cornish was also elected to the Florida International University ("FIU") School of Business Hall of Fame in 2013. In 2017, Mr. Cornish received the Torch Award from the FIU Alumni Association, the organization's highest award that recognizes alumni and faculty making positive impacts on their profession, the community and the university. Mr. Cornish previously served as Chairman of the Board of the FIU Foundation. He is also the past Chairman of the FIU Wolfsonian Museum and past Chairman of the Board of the Miami Children’s Hospital Foundation. Mr. Cornish is a past Chairman of the Beacon Council and Assurex Global Corporation. He is a past board member of the Camillus House, the Chapman Partnership and past member of the Orange Bowl committee. Mr. Cornish earned his B.A. degree from Florida International University.

Age: •66
Position: •Chief Operating Officer
Position Since: •January 2017

RISHI BANSAL
Mr. Bansal has been the Bank's Chief Investment Officer since February 2017 and most recently served as Executive Vice President, Mortgage Portfolio. Mr. Bansal joined the Bank in July 2009, and was part of the advisory group that worked on the Bank's acquisition. In his role as Chief Investment Officer, Mr. Bansal is responsible for the bank’s investment securities portfolio. He manages the Bank's residential loan portfolio, residential mortgage warehouse business and Pinnacle Public Finance business. Prior to joining BankUnited, Mr. Bansal was a Managing Director in fixed income with Merrill Lynch from 2007 through 2009 and a fixed income trader at Lehman Brothers from 1998 through 2007. Mr. Bansal received a Post Graduate Diploma in Management from Indian Institute of Management, Ahmedabad and earned his Bachelor of Technology (Chemical Engineering) from Indian Institute of Technology, Delhi.
Age: •51
Position: •Chief Investment Officer of BankUnited, N.A.
Position Since: •February 2017

BankUnited, Inc. 2025 Proxy Statement

JAY D. RICHARDS

Mr. Richards has been the Bank's Chief Risk Officer since September 2019 when the Bank consolidated the Credit and Risk organizations into one Enterprise Risk Management group. Mr. Richards served as our Chief Credit Officer from January 2018 through September 2019. Prior to that, he held several senior leadership positions with TD Bank (and its predecessor banks) from 2008 until 2018, Compass Bank from 2006 until 2008, Regions Bank (and its predecessor banks) from 1999 until 2006, and Bank One (now part of JPMorgan Chase) from 1993 through 1999.  Mr. Richards has a breadth of experience across Capital Markets, Commercial C&I, Commercial CRE, Consumer Lending, Specialty Banking, Government and Not-for-Profit Banking industries, as well as, extensive Workout and Recovery experience. In addition, Mr. Richards has significant experience in bank mergers and acquisitions, from the due diligence phase through integration. He has also been an essential part of several core infrastructure and strategic realignment projects. Mr. Richards has a B.S. in Finance from Indiana State University.

Age: •54
Position: •Chief Risk Officer of BankUnited, N.A.
Position Since: •September 2019

KEVIN MALCOLM

Mr. Malcolm has been General Counsel of BankUnited, N.A. since September 2020. In his role as General Counsel, Mr. Malcolm is responsible for managing and overseeing the Bank's Legal department and requirements, as well as advising on legal matters affecting the Bank. Prior to joining BankUnited, Mr. Malcolm served as Vice President, Head of Legal for VeriFone’s Europe, Middle East and Africa region from March to September 2020. From December 2017 to March 2020, Mr. Malcolm was General Counsel and Vice President Business and Legal Affairs for Curb Mobility. Prior to joining Curb Mobility, Mr. Malcolm served as Vice President, Strategic Business Development and Legal – Global Taxi Systems at VeriFone from March 2013 to December 2017. Mr. Malcolm began his career as an M&A and corporate finance attorney in London, England and Los Angeles with global law firms Simpson Thatcher & Bartlett LLP and Skadden Arps Slate Meagher & Flom LLP, where he represented leading private equity funds and their portfolio companies. Mr. Malcolm received his J.D. from Columbia University School of Law and his B.F.A. from New York University, Tisch School of the Arts.

Age: •52
Position: •General Counsel of BankUnited, N.A.
Position Since: •September 2020

BankUnited, Inc. 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
In this section, we describe the objectives and elements of our compensation philosophy, policies and practices with respect to the compensation of the executive officers who appear in the "Summary Compensation Table for 2024." Our NEOs for the fiscal year ended December 31, 2024 were:

Named Executive Officer	Age	Title
Rajinder P. Singh	54	Chairman, President and Chief Executive Officer
Leslie N. Lunak	67	Chief Financial Officer
Thomas M. Cornish	66	Chief Operating Officer
Rishi Bansal	51	Chief Investment Officer of BankUnited, N.A.
Jay D. Richards	54	Chief Risk Officer of BankUnited, N.A.

EXECUTIVE SUMMARY
2024 Key Performance Highlights
In 2024, we successfully executed on key strategic priorities aimed at enhancing the Company's core profitability. The Company ended the year strong with robust core deposit and commercial loan pipelines, an improved funding mix and a more profitable asset composition, all contributing to an expanding margin. For the year ended December 31, 2024, the Company reported net income of $232.5 million or $3.08 per diluted share, an increase from $178.7 million or $2.38 per diluted share, for the year ended December 31, 2023. The return on average stockholders' equity was 8.5% and the return on average assets was 0.66% for the year ended December 31, 2024.
Key profitability measures improved steadily throughout 2024 as presented in the table below.

Key Profitability Metrics Steadily Improving
	Q4’2023	Q1’2024	Q2’2024	Q3’2024	Q4’2024
EPS, as reported	$0.27	$0.64	$0.72	$0.81	$0.91
EPS, adjusted(2)	$0.62
Net interest margin(1)	2.60%	2.57%	2.72%	2.78%	2.84%
Return on average assets, as reported(1)	0.23%	0.54%	0.61%	0.69%	0.78%
Return on average assets, adjusted(1)(2)	0.52%
Return on average stockholders’ equity, as reported(1)	3.2%	7.3%	8.0%	8.8%	9.7%
Return on average stockholders’ equity, adjusted(1)(2)	7.3%
(1) Annualized
(2) Adjusted to exclude the impact of the FDIC special assessment of $35.4 million, pre-tax, for the three months ended December 31, 2023. Adjusted EPS, adjusted return on average assets and adjusted return on average stockholders’ equity are non-GAAP financial measures. See section entitled “Non-GAAP Financial Measures.”

BankUnited, Inc. 2025 Proxy Statement

Some key performance highlights are summarized below:
•The funding mix improved considerably for the year ended December 31, 2024:
◦NIDDA grew by $781 million to 27% of total deposits.
◦Non-brokered deposits grew by $1.4 billion and total deposits grew by $1.3 billion.
◦Wholesale funding declined by $2.3 billion.
•The asset mix also improved in 2024:
◦The core C&I and CRE loan portfolio segments grew by $470 million and MWL loans grew by $153 million. The pace of C&I growth over the course of 2024 was negatively impacted by an increased level of payoffs and rationalization of non-relationship credits.
◦The residential, franchise, equipment and municipal finance portfolios declined by a combined $959 million, consistent with our balance sheet transformation strategy.
•Primarily due to those strategic balance sheet compositional changes, the net interest margin for the year ended December 31, 2024 improved to 2.73% from 2.56% for the year ended December 31, 2023. The spot APY on total deposits declined to 2.63% at December 31, 2024 from 3.18% at December 31, 2023.
•Capital and tangible book value continued to accrete:
◦Consolidated CET1 capital was 12.0% and pro-forma CET1, including AOCI, was 10.9% at December 31, 2024.
(1) Tangible book value per share is a non-GAAP financial measure. See section entitled “Non-GAAP Financial Measures.”
(2) There is no Tier 1 leverage ratio component in the definition of a well-capitalized bank holding company.
The following charts illustrate loan and deposit trends over time. Following the COVID-19 pandemic, federal stimulus and quantitative easing combined with a low-interest-rate environment led to a significant influx of deposits, including NIDDA, for BankUnited and the industry in 2021. As the pandemic's effects diminished, monetary policy tightened and interest rates increased rapidly, resulting in outflows of deposits and NIDDA in 2022 and 2023 for both the industry and BankUnited. Despite the sustained higher rate environment and

BankUnited, Inc. 2025 Proxy Statement

continued restrictive monetary policy, our strategic initiatives led to an increase in both NIDDA and total deposits in 2024.
These macro-environmental factors also impacted loan portfolio trends over recent years. Post-pandemic, demand for commercial loans and our risk appetite for commercial lending were subdued As a result, following the onset of the pandemic, our high credit quality jumbo residential portfolio expanded while core commercial loan portfolio segments contracted. As the macro-environment shifted and interest rates rose, we re-directed our strategic focus toward commercial lending. Our success in revitalizing core commercial loan portfolio segments beginning in 2022 while allowing the residential portfolio to amortize down, is depicted in the charts below.
(1) Includes Pinnacle municipal finance, Franchise and Equipment Finance, MWL and PPP; balances in this category were elevated at December 31, 2020 and 2021 largely because of the PPP program.

BankUnited, Inc. 2025 Proxy Statement

Compensation Philosophy and Objectives

Key Elements of our Executive Compensation Program
Emphasis on Pay for Performance
Balance Risk and Reward – Discourage Inappropriate Risk Taking
Align Interests of our Executives with those of our Shareholders
Attract and Retain Key Executives

    BankUnited's executive compensation program is centered on a pay-for-performance philosophy, which aligns executive compensation with long-term shareholder value and determines program design. We believe that our compensation program discourages inappropriate risk-taking by avoiding undue emphasis on any one metric or short-term goal, aligning metrics with our Board approved Risk Appetite Statement when applicable and capping incentive payments.
Best Practices in Executive Compensation
The Company employs a number of practices that reflect our commitment to good compensation governance.

WHAT WE DO	WHAT WE DON'T DO
✓ Use an independent compensation consultant to advise on executive compensation matters	✗ Do not have compensation programs that encourage unnecessary and excessive risk taking
✓ Design compensation programs to drive long-term performance	✗ No income tax or excise tax gross-ups
✓ Include a well thought out balance of performance metrics measured relative to peers and metrics based on the Company's unique strategic priorities	✗ No reloading, repricing or backdating options
✓ Set multi-year vesting periods for equity awards	✗ Do not permit hedging, pledging or short-selling of the Company's stock by executive officers
✓ Have an equity ownership and retention policy for NEOs	✗ Do not provide excessive severance arrangements
✓ Have a compensation recovery policy	✗ Do not pay dividends or dividend equivalents on performance share units (PSUs) or restricted share units (RSUs) until vested
✓ Regularly engage with shareholders on compensation and governance matters	✗ Do not provide guaranteed bonuses to our NEOs
✓ Maintain a Compensation Committee of the Board composed entirely of independent directors
✓ Provide a majority of the NEOs' compensation opportunity in the form of incentive awards, aligning compensation with the Company's performance

BankUnited, Inc. 2025 Proxy Statement

Consideration of Say-on-Pay Vote Results
At our most recent annual meeting of shareholders, held on May 15, 2024 the Company conducted an advisory vote to approve its executive compensation for the fiscal year ended December 31, 2023. At the 2024 annual shareholder meeting approximately 78% of votes cast were in favor of our advisory Say-on-Pay proposal. As discussed in more detail in the section entitled "Shareholder Engagement" above, following our 2024 say-on-pay vote, we engaged in shareholder outreach to seek feedback on our compensation philosophy and programs as well as on governance more broadly. The shareholders who agreed to engage with us expressed support for and recommended no significant changes to our compensation policies and practices. but did provide some recommendations for enhanced disclosure and transparency. In response, we have included enhanced disclosures in this proxy statement.
See the section entitled "Shareholder Engagement" for further discussion of how shareholder feedback and the results of the Say-on-Pay vote are considered in our executive compensation decisions.

HOW COMPENSATION DECISIONS ARE MADE
Role of the Compensation Committee
Our Compensation Committee, which is composed entirely of independent directors, is responsible for overseeing the compensation and benefit programs for our NEOs and non-employee directors. Our Compensation Committee meets at least quarterly (four times in person, two times virtually and two times by written consent in 2024) to approve amounts paid to our NEOs and non-employee directors and administer our incentive plans, which includes the determination of performance metrics, target pay levels, grant amounts and vesting terms of awards under such plans. Our Compensation Committee is responsible for determining whether our executive compensation policies are reasonable and appropriate, that compensation practices meet the stated objectives of those policies and effectively serve the best interests of the Company and our shareholders.
Role of Management
In evaluating compensation, our Compensation Committee receives and considers information on performance and recommendations on pay from our CEO for our NEOs (other than our CEO). Our Compensation Committee has discretion to approve, disapprove or modify recommendations made by our CEO. Our CEO is not present during deliberations or voting by our Compensation Committee relating to his own compensation.
Role of our Independent Compensation Consultant
Pursuant to its charter, our Compensation Committee may in its sole discretion, retain or obtain the advice and assistance of a compensation consultant, legal counsel or other adviser. Our Compensation Committee may retain or obtain the advice of an adviser only after taking into consideration factors related to that person’s independence from management, including each of the factors it is required to take into consideration under the Corporate Governance Standards of the NYSE, subject to limited exceptions. Our Compensation Committee is responsible for the appointment, compensation, and oversight of any adviser it retains. The Company is obligated to provide appropriate funding for the compensation of any such adviser.
The Compensation Committee has retained Pay Governance as its independent compensation consultant. The compensation consultant assists the Compensation Committee in reviewing the framework and structure of the Company's executive compensation program, the composition of the compensation peer group, the selection of metrics used in determining the amount of performance-based compensation, and compensation packages including base salary, annual incentive and long-term equity incentive programs for Mr. Singh, Mr. Cornish, Ms. Lunak and Mr. Bansal. Pay Governance does not provide any other services to the Company.

BankUnited, Inc. 2025 Proxy Statement

Compensation Peer Group
The Compensation Committee selects a compensation peer group in consultation with its independent compensation consultant, considering such factors as similarity in size based on total assets, market capitalization and number of employees, comparability of size and nature of the loan and deposit portfolios, capital levels, similarity in business model and strategy, geographic footprint, whether a company is a key competitor, proxy advisor-defined peers and other qualitative factors. The Company does not seek to set compensation at a specific level relative to the peer group, but may consider compensation levels of peer group executives as one factor in its evaluation of executive compensation levels. The Compensation Committee benchmarks certain incentive performance metrics against those of the comparative peer group and may consider compensation governance practices of peers among other factors in its evaluation of the Company's practices.
The peer group was reviewed by the Compensation Committee, in consultation with its independent compensation consultant, with respect to 2024 incentive awards. There were no changes made to the 2023 compensation peer group. The 16 members of the 2024 peer group are:

Ameris Bancorp	Prosperity Bancshares, Inc.
Associated Banc-Corp	SouthState Corporation
BOK Financial Corporation	Synovus Financial Corporation
Cadence Bank	Texas Capital Bancshares, Inc.
F.N.B. Corporation	UMB Financial Corporation
Fulton Financial Corporation	United Bankshares, Inc.
Hancock Whitney Corporation	Valley National Bancorp
Pinnacle Financial Partners, Inc.	Webster Financial Corporation

2024 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Key Components of our Executive Compensation Program
Our executive compensation program provides a mix of salary, short- and long-term incentives and benefits that we believe are aligned with our business strategy and industry practice and are designed to maximize long-term shareholder value.
In light of our focus on paying for performance, the Compensation Committee structures compensation packages for the NEOs such that a majority of each officer's target compensation opportunity is delivered through incentive compensation, with a significant portion (and in the case of the CEO, a majority) of the total target incentive compensation opportunity delivered through long-term incentive compensation.

BankUnited, Inc. 2025 Proxy Statement

Elements of Total Target Compensation

BankUnited, Inc. 2025 Proxy Statement

2024 Base Salaries
The table below presents the 2024 base salaries for each of the NEOs. The Compensation Committee reviews salaries annually. No changes were made to the NEO base salaries in 2024.

NEO	2024 Base Salary
Rajinder P. Singh	$1,050,000
Thomas M. Cornish	$661,500
Leslie N. Lunak	$525,000
Rishi Bansal	$472,500
Jay D. Richards	$425,000

2024 Annual Incentive Awards

Messrs. Singh, Cornish and Bansal and Ms. Lunak
Each year, the Compensation Committee sets the performance criteria that are used to calculate the annual incentive awards for Messrs. Singh, Cornish and Bansal and Ms. Lunak. Mr. Richards does not participate in the AIP designed for Messrs. Singh, Cornish and Bansal and Ms. Lunak due to the importance of objectivity on the part of the Chief Risk Officer in focusing on risk management, and the risk that such objectivity could appear to be compromised if the metrics used to determine AIP awards for the other NEOs were used in determining Mr. Richards' awards.
The Compensation Committee considers the Company's: (i) overall strategy, (ii) specific near-term strategic objectives, (iii) opportunities and challenges presented by external factors, (iv) feedback received from shareholders, (v) best practices among peers, (vi) advice from the Committee's independent compensation consultant, and other factors the Committee considers relevant when evaluating and establishing performance criteria. In 2024, the Compensation Committee structured the AIP program so that 75% of the AIP awards for Messrs. Singh, Cornish, and Bansal and Ms. Lunak would be determined based on three predetermined financial performance metrics and 25% of the AIP award would be determined by the achievement of key strategic objectives that, in the judgment of the Compensation Committee, position the Company for long-term success. The Compensation Committee believes that basing 25% of the AIP award on the Committees' evaluation of achievement of these key strategic objectives provides a mechanism to incorporate its assessment of the Company's overall performance for the year, including progress toward achievement of strategic priorities and management's response to evolving challenges and opportunities presented by the operating environment, in the determination of incentive payouts. The Committee believes this practice provides an appropriate amount of discretion to the Committee in setting the overall level of management's compensation.
2024 AIP Award Opportunity
The table below presents the 2024 AIP Award Opportunity for each of our NEOs other than Mr. Richards:

Performance Level	Payout (% of Target)	Rajinder P. Singh	Thomas M. Cornish	Leslie N. Lunak	Rishi Bansal
< threshold	—%	–	–	–	–
threshold	50%	$787,500	$496,125	$229,688	$236,250
target	100%	$1,575,000	$992,250	$459,375	$472,500
maximum	200%	$3,150,000	$1,984,500	$918,750	$945,000

BankUnited, Inc. 2025 Proxy Statement

For the portion of the AIP award based on performance criteria that are measured relative to the compensation peer group (Relative Performance Criteria), the payout is based on the Company's percentile ranking against the companies in the peer group. The following table presents the payout grid for these criteria:

Percentile Ranking	Payout (% of Target)
<25%	—%
25%	50%
50%	100%
75%	200%
For the portion of the AIP award based on performance criteria that are not measured relative to the peer group (Absolute Performance Criteria), the threshold, target and maximum levels of performance are predetermined by the Compensation Committee. For these criteria, performance at the threshold level results in a payout equal to 50% of target, performance at the target level results in a payout equal to 100% of target, and performance at the maximum level results in a payout equal to 200% of target. Performance below the threshold level for a particular performance metric results in no payout for the component of the AIP award related to that metric. For all components of the AIP award, performance between threshold and target and between target and maximum is interpolated on a linear basis.

BankUnited, Inc. 2025 Proxy Statement

2024 AIP Performance Criteria
The following table presents information about the two Absolute Performance Criteria and one Relative Performance Criteria pre-established by the Compensation Committee for determining the amount of 75% of the 2024 AIP awards for Messrs. Singh, Cornish, and Bansal and Ms. Lunak.

Financial Performance Metrics - 75%
Weight	Measurement	Description	Rationale
25%	Absolute Performance Criteria - Ratio of NIDDA to Total Deposits	Total non-interest bearing demand deposits as a percentage of total deposits at December 31, 2024 Threshold performance >= 19% Target performance >= 22.5% Maximum performance >= 26%
The Company's most important strategic imperative for 2024, particularly following the liquidity events impacting the regional banking sector in 2023, was improving the funding profile. Improvement in the funding profile will be a key contributor to enhanced profitability and franchise value. The percentage of deposits comprised of NIDDA is an important measure of the quality of the funding base. We have continually emphasized the strategic importance of this measure in our disclosures and conversations with shareholders and, based on our shareholder feedback, believe our shareholders agree with us about its importance. Threshold, target and maximum performance levels are based on target operating zones established in the Company's Board approved Risk Appetite Statement.

25%	Absolute Performance Criteria - Wholesale Funding Ratio	Ratio of brokered deposits plus FHLB advances to total assets at December 31, 2024 Threshold performance <= 37.5% Target performance <= 30% Maximum performance <= 26%
Improvement in the wholesale funding ratio was another key component of improvement in the Company's funding profile and profitability. Wholesale funding levels were elevated after the liquidity events impacting the regional banking sector in 2023; therefore, improvement in this ratio was a key strategic imperative for 2024. Threshold, target and maximum performance levels are based on limits and target operating zones established in the Company's Board approved Risk Appetite Statement.

25%	Relative Performance Criteria - Relative NPA Ratio, excluding the guaranteed portion of SBA loans	Ratio of non-performing assets to total assets, measured relative to the compensation peer group
Credit risk is a pervasive and significant risk faced by financial institutions. The Board of Directors believes the NPA ratio is one indicator of effectiveness in managing the Company's risk profile and the balance between risk and return.

For Relative Performance Criteria, any bank that has declared bankruptcy or is closed, transferred, liquidated or put into receivership under a regulatory action will be graded at the worst possible outcome with respect to each individual metric.
As described above, the remaining 25% of the 2024 AIP award for Messrs. Singh, Cornish and Bansal and Ms. Lunak is based on the Compensation Committee's assessment of management's performance relative to key strategic objectives considered most relevant by the committee.

BankUnited, Inc. 2025 Proxy Statement

2024 AIP Results
Results for the 2024 Absolute and Relative Performance Criteria, which form the basis for 75% of the AIP awards, are presented in the tables below. Achievement of the Absolute Performance Criteria at the maximum level as presented below required the Company to grow core deposit, particularly NIDDA, in a very challenging environment in which NIDDA levels across the sector had been generally contracting..
Absolute Performance Criteria:

Performance Metric	Threshold	Target	Maximum	Actual Value at December 31, 2024	Result
Ratio of NIDDA to total deposits	>= 19%	>= 22.5%	>= 26%	27.3%	Maximum
Wholesale Funding Ratio	<= 37.5%	<= 30%	<= 26%	23.4%	Maximum
Relative Performance Criteria:

Performance Metric	Value at December 31, 2024	Percentile Ranking	Result
NPA Ratio excluding the guaranteed portion of SBA loans (1)	0.63%	10.00%	No Payout
(1) NPA ratio excluding the guaranteed portion of portion of SBA loans is a non-GAAP financial measure. See section entitled "Non-GAAP Financial Measures."
Strategic Component
For the year ended December 31, 2024, the Compensation Committee determined that compelling progress had been achieved with respect to a wide range of strategic priorities of the Company as established by the Board. With respect to the strategic component of the AIP, the Compensation Committee approved an award at the maximum level, with a payout equal to 200% of target.
Factors evaluated by the Compensation Committee in reaching their conclusion about the strategic component of the 2024 AIP award are discussed below.
•The most important factor leading to the Compensation Committee's recommendation with respect to the strategic component of the AIP award was the committee's conclusion that management had achieved excellence in execution of critical near-term strategic priorities focused on improving core profitability. These priorities have been consistently outlined for and discussed with shareholders over the course of 2024 and progress with respect to them has been emphasized in our public disclosures.
◦Steady improvement in all of the most important core profitability metrics monitored by the Company, including EPS, NIM, ROAA and ROAE, as detailed in the table on page 35
◦Material progress with respect to improving the funding mix, with 11% NIDDA growth and a $2.3 billion reduction in wholesale funding
◦Improved profitability of the asset mix, with the core C&I and CRE loan portfolio segments growing by $470 million in spite of elevated levels of payoffs and the residential portfolio declining by $628 million
◦Total loan commitments and deposits in the Atlanta and Dallas expansion markets exceeded 2024 targets

BankUnited, Inc. 2025 Proxy Statement

◦Revenue from new fee income initiatives including capital markets and commercial card exceeded 2024 targets
◦Improving liquidity trends continued with notable year-over-year improvement in the key liquidity metrics monitored by the ALCO
•Growth and expansion of initiatives under the umbrella of the Company’s iCARE™ program, a key element of our contribution to our communities and to our corporate culture, accelerated in 2024. Our iCare™ initiatives continue to generate outstanding feedback from both internal and external stakeholders. Some examples include:
◦Expansion of iCare™ Ambassadors role, leading to increased engagement across the organization.
◦A total of 4,112 volunteer hours reported, up 17% from 2023, serving 209 community organizations
◦280 employees enrolled in our mentoring programs reporting a total of 1,102 hours
◦Partnered with nine universities to provide scholarships, internships, and other educational programs
◦154 students completed one of iCare’s educational programs
◦Continued community initiatives including ATOM Pink Tank, Adopt A Neighborhood, the Heirs Program, and iCare™Ventures.
◦Published our first Social Impact Report
•We continued to promote and maintain a strong risk culture
◦Complied with all Risk Appetite Statement limits
◦No material weaknesses or significant deficiencies in internal controls over financial reporting
◦Satisfactory credit and liquidity stress testing results
◦Enhancements to the liquidity management framework
◦Continued execution of ERM roadmap
◦No significant regulatory concerns
•Some other factors that the Compensation Committee took into account in determining the level of the strategic component of the AIP award included:
◦Successful navigation of a continued challenging, uncertain and volatile external environment
◦Industry leading employee engagement survey results
◦Continued enhancement of our award winning employee wellness program
◦Attraction of outstanding senior level talent to the organization

BankUnited, Inc. 2025 Proxy Statement

2024 AIP Payout
2024 awards under the AIP for Messrs. Singh, Cornish and Bansal and Ms. Lunak are set forth in the table below and in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 56 of this Proxy Statement. The aggregate payout under the AIP totaled 150% of target, between the target and maximum levels provided for in the Plan.

2024 Annual Incentive Plan Payout
NEO	Target AIP	25% of AIP Relative Performance Criteria (Performance Achieved Was Below Pre-Established Threshold)	50% of AIP Absolute Performance Criteria Performance for each metric Achieved at Maximum Level (200% of target)	25% of AIP Strategic Objectives Component Performance Achieved at Maximum Level (200% of Target)	Total Payout
Rajinder P. Singh	$1,575,000	$—	$1,575,000	$787,500	$2,362,500
Thomas M. Cornish	$992,250	$—	$992,250	$496,125	$1,488,375
Leslie N. Lunak	$459,375	$—	$459,375	$229,688	$689,063
Rishi Bansal	$472,500	$—	$472,500	$236,250	$708,750

Mr. Richards
In 2024, Mr. Richards was eligible to receive a cash incentive award determined in accordance with the Company's Policy on Incentive Compensation Arrangements, which provides that incentive amounts are to be based on the past, present and expected future contributions of an employee or group of employees to the overall success, safety and soundness of the organization. Factors considered by the Compensation Committee in evaluating those contributions include, among other things, overall individual performance, overall organizational performance, individual contribution to organizational performance, business segment or departmental performance, successful completion of projects or initiatives and level of individual responsibilities. The Company's Policy on Incentive Compensation Arrangements is designed to balance risk and financial, operational and strategic results in a manner that does not encourage employees to expose the Company to imprudent risks.
In evaluating Mr. Richards' performance for 2024, the Compensation Committee considered Mr. Richards' contribution to organizational performance as aligned with his role as Chief Risk Officer. Criteria specifically considered by the Committee included Mr. Richards' support in further development of a program to cultivate a risk awareness culture with employees and implement an enterprise-wide Risk and Control Self Assessment framework, enhancements to the Company's overall risk assessment framework; maintenance of solid regulatory relations and serving as the primary point of contact with banking regulators; maintaining appropriate portfolio concentrations and reporting on portfolio performance; maintaining acceptable asset quality metrics; and providing input, oversight and effective challenge to the ACL process. Based on consideration of the foregoing factors and others deemed relevant by the Compensation Committee, on February 19, 2025, the Committee approved an annual cash incentive award for Mr. Richards in the amount of $400,000.

BankUnited, Inc. 2025 Proxy Statement

2024 LTIP Awards

Messrs. Singh, Cornish and Bansal and Ms. Lunak
Time-Based Awards (RSUs)
In 2024, Messrs. Singh, Cornish and Bansal and Ms. Lunak were eligible to receive an annual grant of RSUs. On March 29, 2024, the Compensation Committee awarded Mr. Singh 53,907 RSUs, with a grant date fair value of $1,509,396, Mr. Cornish 23,773 RSUs, with a grant date fair value of $665,644, Mr. Bansal 14,016 RSUs, with a grant date fair value of $392,448 and Ms. Lunak 13,477 RSUs, with a grant date fair value of $377,356. The first one-third vested on December 31, 2024, and one-third will vest on each of December 31, 2025 and 2026.
Performance-Based Awards (PSUs) - Performance Period January 1, 2024 - December 31, 2026
In 2024, Messrs. Singh, Cornish and Bansal and Ms. Lunak were eligible to receive an annual grant of PSUs. The Compensation Committee determined that the amount of the PSU award that ultimately vests will be determined based on five performance metrics. Sixty percent of the award will be based on three equally weighted Relative Performance Criteria and forty percent of the award will be based on two equally weighted Absolute Performance Criteria.
At the end of the performance period, the Company's performance with respect to each of the three equally-weighted Relative Performance Criteria will be assigned a percentile ranking. The number of PSUs earned with respect to this component of the total award at the end of the performance period will be determined based on the APR. The performance grid for this component of the PSU award is presented below:

APR	Payout (% of Target)
<25%	—%
25%	50%
50%	100%
75%	200%
The performance grid for this component of PSU awards is structured such that a target payout requires performance at the median, or 50th percentile. In determining the amount of the LTIP payout opportunity for each NEO, the Compensation Committee intentionally set the target payout opportunity at a level they considered consistent with median level peer group performance. Performance at less than a threshold level of the 25th percentile results in a payout of zero related to this component. Performance at or above the 75th percentile results in the maximum payout of 200% of target related to this component.
At the end of the performance period, the Company's performance with respect to the Absolute Performance Criteria will be determined by comparison to threshold, target and maximum payout levels predetermined by the Compensation Committee. The payout grid for these components of the PSU award is presented below:

Performance Level	Payout (% of Target)
Threshold	50%
Target	100%
Maximum	200%

BankUnited, Inc. 2025 Proxy Statement

The following chart details the performance metrics established by the Compensation Committee for determining the amount of PSU awards for the performance period January 1, 2024 through December 31, 2026, including the rationale for each metric and the methodology for evaluating each.

Weight	Measurement	Description	Rationale
20%	Relative Performance Criteria - Relative average three-year net charge-off ratio
The average of the annual ratios of net charge-offs to average loans for the three years in the performance measurement period, measured relative to the banks in the 2024 compensation peer group using the APR method.

Credit risk is a pervasive and significant risk faced by financial institutions. The Board of Directors believes the net charge-off ratio is one important indicator of effectiveness in managing the Company's risk profile and the balance between risk and return.

20%	Relative Performance Criteria- Relative average three-year improvement in ROAA
The average of the year-over-year improvement in ROAA, in basis points, for the three years in the performance measurement period, measured relative to the banks in the 2024 compensation peer group using the APR method.

ROAA is a measure of profitability commonly monitored and considered important by bank investors. Improvement in ROAA relative to peers is a key medium to long-term strategic imperative of our Board, and a metric frequently cited by and discussed with our shareholders. We believe our shareholders consider improvement in ROAA to be a key imperative for our Company.

20%	Relative Performance Criteria - Relative three-year TSR	Total stock return, including dividends, for the three years in the performance measurement period, measured relative to banks in the KBW Regional Bank Index using the APR method.	Inclusion of this metric in our performance-based LTIP serves to help ensure alignment of the interests of our executive management team with those of our external shareholders.
20%	Absolute Performance Criteria - Total loan commitments plus total deposits in new geographies
Sum of total loan commitments and total deposits in new geographic expansion areas at the end of the performance measurement period.

Threshold performance >= $2.0 billion
Target performance >= $2.5 billion
Maximum performance >= $2.75 billion

Expansion into selected new geographies is a key strategic initiative for our Company and one we have consistently discussed with shareholders; inclusion of this metric in the performance-based LTIP measures the success of our execution on this initiative. Threshold, target and maximum performance levels were set in consideration of targets established in our Board approved three-year strategic plan.

20%	Absolute Performance Criteria- Retention rate of high performing employees at the officer level of Senior Vice President and above
Average annual voluntary turnover rate excluding normal retirements, of high-performing employees based on our established annual performance review system. Measured for employees at the Senior Vice President level and above over the three-year performance measurement period.

Threshold performance <= 9.0%
Target performance <= 6.0%
Maximum performance <= 3.5%

We operate in a competitive market for talent and our Board considers retention of top talent critical to successful execution of our core business strategy. Inclusion of this metric in our performance-based LTIP appropriately incentivizes executive management to focus on nurturing an environment that promotes talent development and retention. Threshold, target and maximum performance levels were based on consideration of available external market and historical data and are consistent with our Board approved Risk Appetite Statement.

For all performance metrics, both relative and absolute, performance between the threshold and target levels and between the target and maximum performance levels will be interpolated on a linear basis. For Relative Performance Criteria, any bank that has declared bankruptcy or is closed, transferred, liquidated or put into receivership under a regulatory action will be graded at the worst possible outcome with respect to each individual metric. Awards are capped at 200% of each NEO's target.

BankUnited, Inc. 2025 Proxy Statement

2024-2026 PSU Award Opportunity
The PSU award was denominated in a target number of shares at the beginning of the performance period based on the target value of the PSU award and the fair market value of the Company's common stock at the grant date. The actual number of shares earned will be determined at the end of the three-year performance measurement period based on actual performance.

Threshold, Target and Maximum performance levels for PSUs Granted in 2024(1)
	25th Percentile		50th Percentile		75th Percentile
NEO	Threshold	Threshold Shares	Target	Target Shares	Maximum	Maximum Shares
Rajinder P. Singh	$754,688	26,954	$1,509,375	53,907	$3,018,750	107,813
Thomas M. Cornish	$332,818	11,887	$665,635	23,773	$1,331,270	47,546
Leslie N. Lunak	$188,672	6,739	$377,344	13,477	$754,688	26,954
Rishi Bansal	$196,219	7,008	$392,438	14,016	$784,876	28,032
(1) The grant date fair value of the threshold, target and maximum PSUs granted is based on the closing price of our stock on the NYSE on March 28, 2024.

Mr. Richards
For similar reasons as those discussed above with respect to the AIP, Mr. Richards did not participate in the LTIP that was designed for Messrs. Singh, Cornish and Bansal and Ms. Lunak, but was eligible to receive a restricted share award in accordance with the Company's Policy on Incentive Compensation Arrangements, the amount of which was determined by the Compensation Committee based on criteria considered relevant by the Committee, which included:
•Overseeing proper governance and execution of Enterprise Risk Management, including Credit Risk Management;
•Maintaining and continuing to advance the enterprise risk management, measurement and monitoring framework commensurate with the evolving size and complexity of the organization;
•Continued execution of the Enterprise Risk Management roadmap across the organization, including further maturation of the three lines of defense model;
•Actively promoting a balanced risk-taking culture.
On February 19, 2025, the Compensation Committee, based on an evaluation of Mr. Richards' performance in 2024 and his overall contributions to executive leadership of the Company, approved, effective March 1, 2025, a restricted share award of 13,500 shares to Mr. Richards, which are scheduled to vest in equal installments on March 1, 2026, 2027, 2028 and 2029, subject to his continued service. We expect to report this grant in the Summary Compensation Table and the 2025 Grants of Plan-Based Awards table in our 2026 proxy statement.
On February 21, 2024, the Compensation Committee evaluated the performance of Mr. Richards for his performance in the 2023 fiscal year and overall contributions to the Company and granted a restricted share award of 13,000 shares to Mr. Richards effective March 1, 2024. This grant is reported in the Summary Compensation Table and the 2024 Grants of Plan-Based Awards Table below.

BankUnited, Inc. 2025 Proxy Statement

2021-2024 LTIP PSUs Granted to Messrs. Singh, Cornish and Bansal and Ms. Lunak
As previously disclosed in our 2022 proxy statement, Messrs. Singh, Cornish and Bansal and Ms. Lunak were granted PSUs in March 2021. The performance period for the PSUs granted in March 2021 commenced on January 1, 2021 and ended on December 31, 2024.
The following chart details the performance criteria established by the Compensation Committee for determining the amount of PSU awards for the performance period ending on December 31, 2024.

Weight	Measurement	Description	Rationale
33.3%	Relative Performance Criteria - Relative CAGR of tangible book value per share	CAGR of tangible book value per share for the four years in the performance measurement period, measured relative to the banks in the 2021 compensation peer group using the APR method.	Management considers preservation of tangible book value to be important to long-term shareholder value, particularly given the operating environment at the time these awards were initially granted.
33.3%	Relative Performance Criteria- Relative average net charge-off ratio
The average of the annual ratios of net charge-offs to average loans for the four years in the performance measurement period, measured relative to the banks in the 2021 compensation peer group using the APR method.

Credit risk is a pervasive and significant risk faced by financial institutions. The Board of Directors believes the net charge-off ratio is one important indicator of effectiveness in managing the Company's risk profile and the balance between risk and return.

33.3%	Relative Performance Criteria - Relative four-year TSR	Total stock return, including dividends, for the four years in the performance measurement period, measured relative to banks in the KBW Regional Bank Index using the APR method.	Inclusion of this metric in our performance-based LTIP serves to help insure alignment of the interests of our executive management team with those of our external shareholders.
The Compensation Committee reviewed the Company's performance with respect to each of the defined performance criteria and determined the percentile ranking for each relative to the applicable peer group. The amount awarded was determined based on the APR in accordance with the following grid. As depicted in the grid, performance at the 25th percentile was required to earn a threshold payout of 50% of target, 50th percentile performance was required to earn a target payout of 100% and 75th percentile performance was required to earn a maximum payout of 150% of target. No payment is made unless the threshold performance level is achieved.

APR	Payout (% of Target)
<25%	—%
25%	50%
50%	100%
75%	150%
Performance between the threshold and target levels and between the target and maximum performance levels is interpolated on a linear basis. With respect to all Relative Performance Criteria, at the direction of the Compensation Committee, any bank that has declared bankruptcy or is closed, transferred, liquidated or put into receivership under a regulatory action will be graded at the worst possible outcome with respect to each individual metric. For example, with respect to TSR, such banks are included at negative 100%.

BankUnited, Inc. 2025 Proxy Statement

Threshold, Target and Maximum performance levels for PSUs Granted in 2021
	25th Percentile		50th Percentile		75th Percentile
NEO	Threshold	Threshold Shares	Target	Target Shares	Maximum	Maximum Shares
Rajinder P. Singh	$718,750	16,354	$1,437,500	32,708	$2,156,250	49,062
Thomas M. Cornish	$316,969	7,213	$633,938	14,425	$950,907	21,637
Leslie N. Lunak	$179,688	4,089	$359,375	8,177	$539,063	12,266
Rishi Bansal	$186,875	4,252	$373,750	8,504	$560,625	12,756
The following chart depicts the performance results for the PSUs granted in 2021.

	Relative Growth in Tangible Book Value per Share	Relative Net Charge-off Ratio	Relative 4-year Total Shareholder Return	APR
BankUnited	4.06%	0.19%	37.49%
Percentile Ranking	37.60%	20.30%	37.70%	31.87%
2021-2024 PSU Payout
For the year ended December 31, 2024 the calculated APR of 31.87%, interpolated on a linear basis, results in a vesting of 63.73% of the target PSU's. The total shares awarded were 20,845 for Mr. Singh, 9,194 for Mr. Cornish, 5,212 for Ms. Lunak and 5,420 for Mr. Bansal, an award level above threshold but below target.

OTHER ELEMENTS OF COMPENSATION
Retirement Programs
All of the Company's full-time employees (including the Company's NEOs) are eligible to participate in a 401(k) plan. In addition, certain of the Company's employees, including the NEOs, are eligible to participate in our Nonqualified Deferred Compensation Plan, the terms of which are described in additional detail below under "Nonqualified Deferred Compensation." The Company has no defined benefit pension plans.
Welfare Programs
The Company offers a variety of health and other welfare benefit programs to all employees, including medical, dental, vision, life insurance and disability insurance. The Company's NEOs are generally eligible to participate in these employee benefit plans on the same basis as the rest of the Company's employees. In addition, pursuant to Mr. Singh's employment agreement, the Company pays all premiums on and otherwise maintains in good standing a second to die split-dollar life insurance arrangement providing for a death benefit of $15 million.
No Excise Tax Gross-Ups; Perquisites
The Company does not provide excise tax gross-ups to its employees. Mr. Singh has non-exclusive access to a Company provided automobile and driver primarily for business purposes, with access for personal use depending on availability. This limited transportation perquisite is similar to that offered by companies with which the Company competes for talent and enables employees to better focus on their duties to the Company. In addition, when traveling on Company business, the CEO is occasionally permitted to bring family members on the Company aircraft, which does not result in incremental cost to the Company. The imputed value of this perquisite is included in "all other compensation" in the Summary Compensation Table below.

BankUnited, Inc. 2025 Proxy Statement

Limited Severance Arrangements
In order to promote the retention of our executive leadership team, particularly in the event of a potentially disruptive corporate transaction, the Company provides customary but limited severance arrangements to its NEOs. In addition, the CEO is party to an employment agreement with the Company. The terms of these arrangements are described below under "Potential Payments Upon Termination or Change-in-Control."

OTHER CONSIDERATIONS
Equity Ownership Requirement
We believe that requiring members of our executive management to invest and maintain ownership in our Company better aligns their interests with the interests of our shareholders. The Company's Executive Ownership Policy provides that so long as the executive is employed and a NEO, the executive will not sell equity other than for purposes of tax withholding due upon the settlement of an equity award or to pay the exercise price due upon the exercise of an option if after giving effect to such sale, his or her respective retained equity (including vested and unvested shares) has a value that is less than the stipulated multiple of his or her salary.
The multiples of salary currently stipulated in the policy are:

Named Executive Officer	Minimum Equity Ownership
Chief Executive Officer	6 times base salary
All Other Named Executive Officers	3 times base salary
The NEOs have three years from the date they were appointed as a NEO to meet their target ownership level. The stock ownership requirement may be satisfied by:
•Vested and unvested common stock
•Vested and unvested restricted share units
•Common stock held after the exercise of stock options

Equity Ownership
Named Executive Officer	Ownership Requirement	Approximate Stock Value Required to be Held	Holds Required Amount(1)
Rajinder P. Singh	6 X Base Salary	$6,300,000	Yes
Thomas M. Cornish	3 X Base Salary	$1,984,500	Yes
Leslie N. Lunak	3 X Base Salary	$1,575,000	Yes
Rishi Bansal	3 X Base Salary	$1,417,500	Yes
Jay D. Richards	3 X Base Salary	$1,275,000	Yes
(1) As of the date of the 'Directors and Executive Equity Ownership Policy' annual ratification in February 2025, as specified in the policy.
Compensation Recovery Policy
The Company has a Compensation Recovery Policy ("the Policy") that complies with SEC rules and NYSE listing standards with respect to recovery of erroneously awarded incentive-based compensation received by covered executives in the event of a required accounting restatement. The Policy, which is administered by our Compensation Committee, provides that if we are required to prepare an accounting restatement of our financial statements due to material noncompliance with any financial reporting requirement under the securities laws, any incentive compensation granted, earned or vested during the applicable lookback period based on the attainment

BankUnited, Inc. 2025 Proxy Statement

of a financial reporting measure that exceeds the amount that would have been paid after giving effect to the restatement must be recouped from the covered executives. Any right of recovery under this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery, recoupment, forfeiture or offset that may be available to the Company, however, that there shall be no duplication of recovery of the same compensation.
Anti-Hedging and Anti-Pledging of Company Securities
Pursuant to our Insider Trading Policy, our directors, executive officers, and other employees and their related parties, which includes spouses, minor children, and other family members who reside in the same household and any other entities in which such persons exercise or share control (“Covered Persons”) are prohibited from engaging in short sales of the Company's securities, pledging the Company’s securities as collateral for a loan or holding the Company’s securities in a margin account.
Directors and executive officers of the Company are prohibited from engaging in hedging transactions with respect to Company securities such as (but not limited to) zero-cost collars, equity swaps, and forward sale contracts. Any other Covered Person is prohibited from engaging in any such hedging transactions while in possession of material non-public information regarding the Company.
Tax Implications
Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for compensation greater than $1 million paid in any tax year to covered executive officers. Despite this limitation on the tax deductibility of executive compensation, the Compensation Committee considers it important to design and implement compensation programs that it believes are competitive and in the best interests of the Company and its shareholders.
Compensation Risk Assessment
At least annually, our Compensation Committee assesses the compensation policies and practices applicable to our employees, including our executive officers, and considers whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Additionally, our Enterprise Risk Management group periodically performs an independent risk assessment of all of the Company's incentive compensation arrangements, including those applicable to our NEOs. The most recent such risk assessment was completed in 2024.
We believe our compensation programs strike the appropriate balance between the short-term and long-term performance of the Company. We consider the potential risks in our business when designing and administering our compensation programs, and we believe our balanced approach to performance measurement and compensation decisions mitigates the risk that employees, including our executive officers, will be encouraged to undertake excessive or inappropriate risk. The Company's compensation program also is subject to internal controls and to audit by our internal audit function, and we rely on principles of sound governance and good business judgment in administering our compensation programs.
Based on its assessment in 2024, our Compensation Committee has determined, in its reasonable business judgment, that the Company's compensation policies and practices as generally applicable to its executive officers and employees do not create risks that are reasonably likely to have a material adverse effect on the Company.

BankUnited, Inc. 2025 Proxy Statement

COMPENSATION COMMITTEE REPORT
The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee
Michael J. Dowling, Chair
Tere Blanca
William S. Rubenstein

BankUnited, Inc. 2025 Proxy Statement

Summary Compensation Table for 2024
The following summary compensation table sets forth the total compensation paid or accrued for the years 2022, 2023 and 2024 to our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Rajinder P. Singh	2024	1,050,000	—	3,018,792	2,362,500	—	185,648	(6)	6,616,940
Chairman, President and Chief Executive Officer	2023	1,050,000	—	3,018,764	1,724,625	—	169,062		5,962,451
	2022	1,037,500	—	3,018,821	1,400,962	—	211,672		5,668,955
Leslie N. Lunak	2024	525,000	—	754,712	689,063	—	15,525	(7)	1,984,300
Chief Financial Officer	2023	525,000	—	754,713	503,016	—	14,850		1,797,579
	2022	518,750	—	754,705	408,614	—	13,725		1,695,794
Thomas M. Cornish	2024	661,500	—	1,331,288	1,488,375	—	15,525	(7)	3,496,688
Chief Operating Officer	2023	661,500	—	1,331,286	1,086,514	—	17,139		3,096,439
	2022	653,625	—	1,331,285	882,607	—	13,725		2,881,242
Rishi Bansal	2024	472,500	—	784,896	708,750	—	15,525	(7)	1,981,671
Chief Investment Officer BankUnited, N.A.	2023	472,500	—	784,898	517,388	—	14,850		1,789,636
	2022	466,875	—	784,950	420,289	—	13,725		1,685,839
Jay D. Richards	2024	425,000	400,000	340,990	—	—	15,525	(7)	1,181,515
Chief Risk Officer BankUnited, N.A.	2023	420,833	350,000	460,070	—	—	14,850		1,245,753
	2022	400,000	375,000	502,440	—	—	13,725		1,291,165
(1) For Mr. Richards, who in accordance with the Company's Policy on Incentive Compensation Arrangements does not participate in the AIP program that is designed for our other NEOs, the amount reported for 2024 represents an incentive bonus earned for performance in 2024 and paid during the first quarter of 2025.
(2) Amounts shown do not reflect the compensation actually realized in 2024 by the NEOs. Instead, amounts represent the aggregate grant date fair value of RSUs, PSUs and RSAs granted to the NEOs during 2024 calculated in accordance with FASB ASC Topic 718. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 12 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
(3) On March 29, 2024, the Compensation Committee awarded Mr. Singh 53,907 RSUs and 53,907 PSUs, Mr. Cornish 23,773 RSUs and 23,773 PSUs, Ms. Lunak 13,477 RSUs and 13,477 PSUs and Mr. Bansal 14,016 RSUs and 14,016 PSUs. The amounts included in the table above represent the grant date fair value of both RSU and PSU awards. For PSUs, the amount included is based on the probable outcome of performance conditions, which is equal to the target amount. Assuming satisfaction of performance conditions at the maximum level, the PSUs granted to (w) Mr. Singh would have had a grant date fair value of $3,018,792 (as opposed to the target grant date fair value of $1,509,396 included above); (x) Mr. Cornish would have had a grant date fair value of $1,331,288 (as opposed to the target grant date fair value of $665,644 included above); (y) Ms. Lunak would have had a grant date fair value of $754,712 (as opposed to the target grant date of $377,356 included above); and (z) Mr. Bansal would have had a grant date fair value of $784,896 (as opposed to the target grant date of $392,448 included above).
(4) The stock awards included in the table above for Mr. Richards, who in accordance with the Company's Policy on Incentive Compensation Arrangements does not participate in the LTIP program that is designed for our other NEOs, were granted in the first quarter of each year as part of total year-end compensation awarded for prior year performance. As a result, the amounts for those stock awards generally appear in the Summary Compensation Table for the year after the performance year upon which they were based. On March 1, 2024, Mr. Richards was awarded 13,000 restricted shares for his performance in the 2023 fiscal year and overall contributions to the Company. In accordance with the SEC rules, the value of the restricted shares awarded to Mr. Richards in March 2025 for his performance in the 2024 fiscal year and overall contributions to the Company is not included here and will be reported in the Summary Compensation Table in Company's proxy statement for the 2026 annual meeting of shareholders.

BankUnited, Inc. 2025 Proxy Statement

(5) For each of Messrs. Singh, Cornish and Bansal and Ms. Lunak the amounts reported reflect a performance-based cash incentive award earned for performance in 2024 and paid in the first quarter of 2025.
(6) Includes contributions of $15,525 and $109,333 made by us on Mr. Singh's behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively, $14,219 for personal use of a company owned automobile, $34,473 for personal use of a company paid driver, $9,393 for personal use of the Company's aircraft and $2,705 representing annual service cost recorded by the Company related to Mr. Singh's split-dollar life insurance arrangement.
(7) Represents a contribution of $15,525 made by us on behalf of each of Messrs. Cornish and Bansal and Richards and Ms. Lunak to our 401(k) plan.
Grants of Plan-Based Awards
The following table sets forth certain information with respect to the plan-based awards granted to each of our NEOs during 2024.
2024 Grants of Plan-Based Awards

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)(4)	Grant Date Fair Value of Stock Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rajinder P. Singh	3/29/2024	3/29/2024	787,500	1,575,000	3,150,000	—	—	—	—	—
	3/29/2024	3/29/2024	—	—	—	26,954	53,907	107,814	—	1,509,396
	3/29/2024	3/29/2024	—	—	—	—	—	—	53,907	1,509,396
Leslie N. Lunak	3/29/2024	3/29/2024	229,688	459,375	918,750	—	—	—	—	—
	3/29/2024	3/29/2024	—	—	—	6,739	13,477	26,954	—	377,356
	3/29/2024	3/29/2024	—	—	—	—	—	—	13,477	377,356
Thomas M. Cornish	3/29/2024	3/29/2024	496,125	992,250	1,984,500	—	—	—	—	—
	3/29/2024	3/29/2024	—	—	—	11,887	23,773	47,546	—	665,644
	3/29/2024	3/29/2024	—	—	—	—	—	—	23,773	665,644
Rishi Bansal	3/29/2024	3/29/2024	236,250	472,500	945,000	—	—	—	—	—
	3/29/2024	3/29/2024	—	—	—	7,008	14,016	28,032	—	392,448
	3/29/2024	3/29/2024	—	—	—	—	—	—	14,016	392,448
Jay D. Richards	3/1/2024	2/21/2024	—	—	—	—	—	—	13,000	340,990
(1) Amounts represent threshold, target and maximum non-equity incentive plan awards under the AIP for 2024. Additional information on performance metrics and payout calculations are included in "Compensation Discussion and Analysis - 2024 Annual Incentive Awards". The AIP awards were paid out in the first quarter of 2025. Amounts are reported in the "Summary Compensation Table - Non-Equity Incentive Plan Compensation."
(2) Represents PSUs granted under the 2023 Plan. These PSUs are based on a three-year performance period from January 1, 2024 through December 31, 2026. Each PSU represents the right to receive, at settlement, and at the discretion of the plan administrator, one share of common stock or cash in an amount equal to the fair market value of one share of common stock. At the time of settlement, each NEO will be eligible to receive a dividend award in an amount equal to the dividends that would have been paid prior to settlement. At the discretion of the plan administrator, the dividend award can be settled in cash equal to the dividend award, or shares having a fair market value equal to such dividend award. Amounts are reported in the "Summary Compensation Table - Stock Awards" based on the probable outcome of performance conditions, which is equal to the target amount.
(3) Represents RSUs granted under the 2023 Plan. In the case of Messrs. Singh, Cornish and Bansal and Ms. Lunak, one-third of the RSUs vested on December 31, 2024 and the unvested portion of the awards will vest in equal installments on December 31, 2025 and December 31, 2026. Each RSU represents the right to receive, at settlement, and at the discretion of the plan administrator, one share of common stock or cash in an amount equal to the fair market value of one share of common stock. At the time of settlement, each NEO will be eligible to receive a dividend award in an amount equal to the dividends that would have been paid prior to settlement. At the discretion of the plan administrator, the dividend award can be settled in cash equal to the dividend award, or shares having a fair market value equal to such dividend award.

BankUnited, Inc. 2025 Proxy Statement

(4) Represents RSAs granted to Mr. Richards, who in accordance with the Company's Policy on Incentive Compensation Arrangements does not participate in the LTIP program that is designed for our other NEOs, under the 2023 Plan. On March 1, 2024, Mr. Richards was awarded 13,000 restricted shares for his performance in the 2023 fiscal year and overall contributions to the Company. The restricted shares are scheduled to vest in equal annual installments on March 1, 2025, 2026, 2027 and 2028, subject to continued employment through the applicable vesting dates, and participate in dividends declared on common shares.
(5) Represents the grant date fair value of PSUs, RSUs and RSAs based on the closing price of the Company's common stock at the date of grant pursuant to FASB ASC Topic 718. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 12 in the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2024. For performance-based awards, the amount included is based on the probable outcome of performance conditions, which is equal to the target amount.
Outstanding Equity Awards at Fiscal Year-End
The following table shows grants of equity awards outstanding on December 31, 2024 for each of our NEOs:
Outstanding Equity Awards at 2024 Fiscal Year-End

	Stock Awards
Name	Number of Shares/Units of Stock That Have Not Vested (#)		Market Value of Shares/Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares/Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares/Units or Other Rights That Have Not Vested ($)(6)
Rajinder P. Singh	67,890	(1)	2,591,361	264,475	10,095,011
Leslie N. Lunak	16,972	(2)	647,821	66,120	2,523,800
Thomas M. Cornish	29,938	(3)	1,142,733	116,634	4,451,920
Rishi Bansal	17,652	(4)	673,777	68,765	2,624,760
Jay D. Richards	31,750	(5)	1,211,898	—	—
(1) 49,921 RSUs scheduled to vest on December 31, 2025 and 17,969 RSUs scheduled to vest on December 31, 2026.
(2) 12,480 RSUs scheduled to vest on December 31, 2025 and 4,492 RSUs scheduled to vest on December 31, 2026.
(3) 22,014 RSUs scheduled to vest on December 31, 2025 and 7,924 RSUs scheduled to vest on December 31, 2026.
(4) 12,980 RSUs scheduled to vest on December 31, 2025 and 4,672 RSUs scheduled to vest on December 31, 2026.
(5) 12,500 RSAs vested on March 1, 2025. 9,500 RSAs are scheduled to vest on March 1, 2026, 6,500 on March 1, 2027, and 3,250 on March 1, 2028.
(6) Based on the $38.17 closing price of our common stock on December 31, 2024.
(7) Represents Messrs. Singh, Cornish and Bansal and Ms. Lunak's 2022, 2023 and 2024 PSUs, assuming satisfaction of performance goals at the maximum award level (performance has not yet been achieved). Vesting is based on the Company’s achievement relative to performance criteria pre-established by the Compensation Committee. For the description of the 2024 PSUs see "Performance-Based Awards - Performance Period January 1, 2024 - December 31, 2026." The vesting date for the PSUs granted in 2022 and 2023 is December 31, 2025. The vesting date for the PSUs granted in 2024 is December 31, 2026.

BankUnited, Inc. 2025 Proxy Statement

Vesting of Restricted Shares, Restricted Share Units and Performance Share Units
The following table contains information regarding the vesting of RSAs, PSUs and RSUs by our NEOs during fiscal year 2024:
2024 Stock Awards Vested

	Stock Awards
Name	Number of Units/Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Rajinder P. Singh	58,099	(2)	2,217,639
	20,845	(3)	795,654
Leslie N. Lunak	14,525	(2)	554,419
	5,212	(3)	198,942
Thomas M. Cornish	25,622	(2)	977,992
	9,194	(3)	350,935
Rishi Bansal	15,106	(2)	576,596
	5,420	(3)	206,881
Jay D. Richards	12,250	(4)	321,318
(1) The value is equal to the closing market price of a share of our common stock on the vesting date, multiplied by the number of shares vesting on such date.
(2) Represents RSUs that vested pursuant to the terms of RSU award agreements.
(3) Represents PSUs that vested pursuant to the terms of PSU award agreements.
(4) Represents restricted shares vested pursuant to the terms of RSA agreements.
Nonqualified Deferred Compensation
Nonqualified Deferred Compensation Table for 2024

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE
	($)(2)	($)(3)	($)	($)	($)(4)
Rajinder P. Singh	766,925	109,333	413,295	(1,798,770)	6,823,941
Leslie N. Lunak	—	—	257,519	—	4,307,011
Thomas M. Cornish	—	—	8,905	—	138,708
Rishi Bansal	299,211	—	218,435	—	3,360,378
Jay D. Richards(1)	—	—	—	—	—
(1) Mr. Richards does not participate in the Company's Nonqualified Deferred Compensation Plan.
(2) The full amount of the contribution for Messrs. Singh and Bansal and Ms. Lunak to the Nonqualified Deferred Compensation Plan is reflected as compensation earned as part of each executive's "Salary", and/or "Bonus" or "Non-Equity Incentive Plan Compensation" in 2024 in the "Summary Compensation Table for 2024."
(3) Amounts reflect our contributions, if any, to the Nonqualified Deferred Compensation Plan for the applicable NEO. These amounts are also reported in the "All Other Compensation" column of the "Summary Compensation Table for 2024."
(4) These amounts include amounts previously reported in the Summary Compensation Table as "Salary," "Bonus," "Non-Equity Incentive Plan Compensation" or "All Other Compensation" for years prior to 2024, in the following aggregate amounts: $5,095,979 for Mr. Singh, $2,844,584 for Ms. Lunak, $94,500 for Mr. Cornish and $2,392,513 for Mr. Bansal.
Our Nonqualified Deferred Compensation Plan allows each NEO to defer up to 100% of salary and cash bonus or incentives. Mr. Singh is eligible to receive company matching contributions under the plan. For the 2024 plan year, we contributed an amount equal to 100% of the first 1% plus 70% of the next 5% of eligible compensation that Mr. Singh elected to defer under the plan. Amounts deferred by a NEO are vested at all times and amounts that we contribute on the executive's behalf will become vested upon the earlier to occur of a change

BankUnited, Inc. 2025 Proxy Statement

in control (as defined in the plan), the executive's death, disability, attainment of age 65 or completion of two years of service. The Company credits each participant's account with income based on either an annual interest rate determined by the Company's Compensation Committee or returns of selected investment portfolios, as elected by the participant. The annual interest rate has varied from year but has ranged from a low of 5.00% in 2021 to a high of 8.50% in 2024. Amounts deferred under our Nonqualified Deferred Compensation Plan are distributed upon a date or dates specified by the executive, which may be no earlier than January 1 of the third plan year following the plan year in which the compensation would have otherwise been paid to the executive, or upon the earliest to occur of the executive's separation from service, disability or a change in control.
Potential Payments Upon Termination or Change-in-Control
The employment arrangements with certain of our NEOs provide for certain severance payments and benefits, to the extent applicable, in the event of a termination of employment as described below:
Employment Agreement with Mr. Singh
Mr. Singh is the only executive subject to an employment agreement. Mr. Singh has been a party to various employment agreements with us since 2009. Mr. Singh's current employment agreement (the "Agreement") provides for a term of three years commencing on January 1, 2023 (the "Employment Term") and reflects his current base salary of $1,050,000.
Commencing on January 1, 2026 and on January 1 of each year thereafter, the Employment Term will automatically renew for additional one-year periods on the same terms and conditions contained in the Agreement unless at least 90 days prior to any such anniversary date either party shall notify the other in writing that it does not wish to extend the Employment Term beyond the then applicable expiration date. In the event of the public announcement of a transaction or other event that would constitute a change in control, as defined, (a "Public Announcement") during the Employment Term, the Employment Term would be automatically extended as necessary such that it expires on the later of the last day of the then-current Employment Term and the second anniversary of the change in control.
The employment agreement with Mr. Singh provides that, in the event of termination of his employment by the Company without Cause or by him for Good Reason (as defined in the Agreement) during the Employment Term, Mr. Singh would be entitled to receive, subject to an execution of a release of claims against the Company, (i) payment of an amount equal to two times the sum of his base salary and target annual incentive opportunity (or three times such sum if termination occurs on or following a change in control); (ii) payment of his prorated annual incentive award based on actual performance for the year of termination (or a prorated annual incentive award based on target performance if termination occurs on or following a change in control); (iii) full vesting of his RSU awards (and any other time-based equity awards); (iv) vesting of his PSU awards based on actual achievement for the performance criteria (or, if the termination occurs following a Public Announcement, the PSU awards will convert into a time-based RSU award (with the number of units determined based on the award agreement) that vests on the later of the change in control and the date of termination); (v) continued coverage under the Company’s group health plans at the Company’s expense for up to 24 months following termination; and (vi) continuation of Mr. Singh's split-dollar life insurance arrangement.
In addition, the employment agreement provides that, in the event of Mr. Singh's termination of employment during the Employment Term, due to his death or Disability (as defined in the Agreement), Mr. Singh would be entitled to receive the benefits described in (iii)-(vi) above. In the event Mr. Singh's employment with the Company terminates for any reason following expiration of the Employment Term he would be entitled to receive the benefits described in (iii), (iv) and (vi) above.

BankUnited, Inc. 2025 Proxy Statement

Upon a change in control, the PSU awards granted to Mr. Singh under the Agreement would automatically convert to time-based RSUs (“Converted RSUs”) that vest at the completion of the performance period, subject to his continued employment with the Company through the vesting date. In the event of Mr. Singh’s termination of employment due to death or Disability, without Cause by the Company, for Good Reason by Mr. Singh or for any reason following the expiration of such employment agreement, prior to a Public Announcement, any unvested portions of the PSU awards would vest based on actual achievement of the performance criteria. If any such termination occurs on or following a Public Announcement and contingent on the consummation of the change in control, the Converted RSUs would fully vest on the later to occur of (i) the date of such change in control and (ii) the termination date.
Mr. Singh's employment agreement does not require the Company to reimburse him for the amount of any golden parachute excise tax imposed under Section 4999 of the Internal Revenue Code. Instead, if the payments to be received by Mr. Singh under the employment agreement would result in the imposition of the golden parachute excise tax, the amount payable would be paid in full or reduced to such lesser amounts that would result in no portion of the payments being subject to the golden parachute excise tax, whichever would result in Mr. Singh's receipt of the greatest amount under his employment agreement on an after-tax basis.
Mr. Singh is subject to confidentiality and non-disparagement obligations under his employment agreement as well as non-competition and non-solicitation covenants for a period of 18 months following a termination of employment during the Employment Term by the Company for Cause or following Mr. Singh's voluntary resignation without Good Reason.
The employment agreement is subject to regulatory laws to the extent applicable.
Change in Control Agreement with Ms. Lunak and Mr. Bansal
Ms. Lunak and Mr. Bansal have change in control agreements pursuant to which, if the executive's employment is terminated by the Company without Cause (as defined in the change in control agreement), or by the executive due to a reduction in base salary, each within six months following a change in control of the Company, the executive would be entitled to a payment in the amount equal to one year of his or her base salary, payable on the date that is six months following the change in control. The agreement further provides for payment, on the date that is six months following completion of the change in control, of a lump sum retention bonus equal to one year of base salary (as in effect immediately prior to the change in control), subject to his or her continued employment with BankUnited and any successor to BankUnited through such date.
Equity Awards
All equity awards (other than the equity awards described under "Employment Agreement with Mr. Singh") that are assumed in connection with, or otherwise continued following, a change in control are not subject to vesting upon a change in control, but are subject to accelerated vesting in the event of a termination of employment without cause or for good reason within 24 months following the change in control.

BankUnited, Inc. 2025 Proxy Statement

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the NEOs, which were estimated assuming that the triggering event took place on the last business day of the fiscal year (December 31, 2024) and calculated using the closing price per share of our common stock on such date ($38.17), and also assumes a cash-out of equity awards in connection with a change in control. The amounts set forth below do not reflect any potential reduction to avoid application of Sections 280G and 4999 of the Internal Revenue Code.

	Cash Severance	Continued Benefits	Value of Acceleration of Equity	Total
	($)	($)	($)	($)
Rajinder P. Singh (1)
Death / Disability	—	84,479	8,635,543	8,720,021
For Cause / Without Good Reason	—	—	—	—
Without Cause / For Good Reason	6,825,000	84,479	8,635,543	15,545,021
Without Cause / For Good Reason(2)	9,450,000	84,479	8,635,543	18,170,021
Change in Control	—	—	8,635,543	8,635,543

Leslie N. Lunak
Without Cause / For Good Reason(2)	525,000	—	2,158,895	2,683,895
Change in Control	525,000	—	—	525,000

Thomas M. Cornish
Without Cause / For Good Reason(2)	—	—	3,808,221	3,808,221
Change in Control	—	—	—	—

Rishi Bansal
Without Cause / For Good Reason(2)	472,500	—	2,245,312	2,717,812
Change in Control	472,500	—	—	472,500

Jay D. Richards
Without Cause / For Good Reason(2)	—	—	1,211,898	1,211,898
Change in Control	—	—	—	—
(1) Continued benefits include continuation of Mr. Singh's split-dollar life insurance arrangement.
(2) Following a change in control.

BankUnited, Inc. 2025 Proxy Statement

CEO PAY RATIO
    As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that companies may use to determine their CEO pay ratio, the ratio reported below may not be comparable to the ratios reported by other companies.
To determine the median employee and the CEO pay ratio for 2024, we took the following steps:
•We determined that, as of December 31, 2024 our employee population consisted of approximately 1,680 full- and part-time employees, including one temporary employee, all of whom were located in the United States. We have no seasonal employees.
•To identify the “median employee” from our employee population, we compared the amount of gross pay of our employees (excluding our CEO) as reflected in our payroll records as reported to the IRS on Form W-2 for 2024. In making this determination, we annualized the compensation of approximately 229 full-time employees and part-time employees who were hired in 2024 but did not work for us for the entire fiscal year.
•Once we identified our median employee, we combined all of the elements of such employee's compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
•With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column of our 2024 Summary Compensation Table included in the 2025 Proxy Statement.
    For 2024, our last completed fiscal year:
•the median of the annual total compensation of all employees of our company (other than our CEO) was $104,522 and
•the annual total compensation of our CEO, as reported in the "Total" column of the Summary Compensation Table included elsewhere in this Proxy Statement was $6,616,940.

Based on this information, the 2024 ratio of the annual total compensation of Mr. Singh, our Chairman, President and Chief Executive Officer, to the median of the annual total compensation of all employees was 63.3 to 1.

BankUnited, Inc. 2025 Proxy Statement

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our PEO, Rajinder P. Singh and non-PEO NEOs (as a group) and certain Company financial performance metrics. For further information concerning our pay-for-performance philosophy and how we align executive compensation with Company financial performance, please refer to the Compensation Discussion and Analysis above.
The following table reports the compensation of our PEO and the average compensation of our non-PEO NEOs as reported in the Summary Compensation Table for the past five fiscal years, as well as their CAP as calculated pursuant to SEC rules, and certain performance measures required by the rules.

					Value of Initial Fixed $100 Investment Based on(4):
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(6)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(6)	Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)	Net Income (in thousands)	Ratio of NIDDA to Total Deposits(5)
2024	$6,616,940	$7,276,186	$2,161,044	$2,336,784	$123.54	$127.43	$232,467	27.3%
2023	$5,962,451	$7,252,208	$1,982,852	$2,276,644	$101.13	$113.02	$178,671	25.8%
2022	$5,668,955	$1,808,813	$1,888,510	$911,001	$101.46	$113.96	$284,971	29.2%
2021	$5,913,787	$7,102,326	$2,001,319	$2,254,024	$123.26	$122.86	$414,984	30.5%
2020	$4,676,581	$5,511,241	$1,592,214	$1,811,200	$99.09	$90.28	$197,853	25.5%
(1) The PEO for each year reported was Rajinder P. Singh.
(2) The non-PEO NEOs for each year reported were Thomas M. Cornish, Leslie N. Lunak, Rishi Bansal and Jay D. Richards.
(3) Cumulative TSR represented in the table represents the cumulative value at the end of each year presented of $100 invested in the Company's stock at the beginning of the five year period presented, including the cumulative amount of dividends for the measurement period, assuming dividend reinvestment. The beginning of the measurement period for each year in the table is December 31, 2019. Historical stock performance is not necessarily indicative of future stock performance.
(4) The peer group used for comparison is the KBW Nasdaq Regional Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024. Historical stock performance is not necessarily indicative of future stock performance.
(5) The ratio of NIDDA to total deposits was determined to be our Company-Selected Measure for 2024. This metric is a performance measure for our 2024 AIP awards and is important to improving the long-term return profile of the Company. It is a key strategic priority for us, a measure frequently discussed with our shareholders, and we believe our shareholders consider it to be a key performance metric for our Company.
(6) The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company's NEOs. These amounts reflect the amounts set forth in the "Total" column in the Summary Compensation Table with certain adjustments as shown in the table below. Equity fair values are calculated in accordance with FASB ASC Topic 718 and the valuation assumptions used to calculate equity fair values did not materially differ from those disclosed at the time of grant.

BankUnited, Inc. 2025 Proxy Statement

Year	Executive	Total Compensation for Covered fiscal year from Summary Compensation Table	Deduct: amount reported in "Stock Awards" column of the Summary Compensation Table	Add: FV as of FY-end of equity awards granted during the year that remain outstanding and unvested as of FY-end	Add: vesting date FV for any equity awards granted during the year that vested at the end of or during FY	Add: change as of end of FY in FV of equity awards granted in any prior year that are outstanding and unvested as of FY-end	Add: change as of the vesting date (from end of prior FY) in FV for any equity awards granted in any prior year that vested at the end of or during FY	Deduct: FV at the end of the prior FY for equity awards granted in any prior year that failed to meet applicable vesting conditions during FY	Compensation actually paid
2024	PEO	$6,616,940	$(3,018,792)	$3,048,261	$685,877	$(116,879)	$410,862	$(350,083)	$7,276,186
	Non-PEO NEOs Average	$2,161,044	$(802,972)	$848,770	$163,081	$(883)	$78,700	$(110,956)	$2,336,784
2023	PEO	$5,962,451	$(3,018,764)	$3,925,925	$757,857	$(190,295)	$273,487	$(458,453)	$7,252,208
	Non-PEO NEOs Average	$1,982,852	$(832,742)	$1,038,797	$180,189	$(52,173)	$68,718	$(108,997)	$2,276,644
2022	PEO	$5,668,955	$(3,018,821)	$2,053,894	$291,598	$(1,338,685)	$(260,333)	$(1,587,795)	$1,808,813
	Non-PEO NEOs Average	$1,888,510	$(843,345)	$590,226	$69,333	$(354,766)	$(61,448)	$(377,509)	$911,001
2021	PEO	$5,913,787	$(2,875,033)	$2,450,565	$345,969	$792,520	$474,518	$—	$7,102,326
	Non-PEO NEOs Average	$2,001,319	$(809,585)	$709,549	$82,272	$214,780	$55,688	$—	$2,254,024
2020	PEO	$4,676,581	$(2,500,019)	$3,073,027	$475,686	$(120,968)	$(93,066)	$—	$5,511,241
	Non-PEO NEOs Average	$1,592,214	$(687,097)	$834,967	$113,105	$(16,284)	$(25,705)	$—	$1,811,200
(1) The Company does not have a defined benefit pension plan.
(2) No dividends were paid on unvested equity awards for any year reported.

BankUnited, Inc. 2025 Proxy Statement

Discussion of Performance Measures
Relationship Between Company TSR and KBW Nasdaq Regional Banking Index TSR
The following chart compares our cumulative TSR over the five most recently completed fiscal years to that of the KBW Nasdaq Regional Banking Index over the same period.

Company TSR vs. KBW Regional Index TSR
TSR Return on Investment of $100
140
120
100
80
60
$100.00
$99.09
$90.28
$123.26
$122.86
$113.96
$101.46
$113.02
$101.13
$127.43
$123.54
12/31/2019
2020
2021
2022
2023
2024
BKU
KBW Regional Index

The chart above illustrates that the Company's stock outperformed the index over the first two years of the five-year period presented, underperformed the index in 2022, and slightly over-performed the index in 2023. For 2024, the final year in the five-year period presented, the Company's TSR outperformed the index, increasing by 22% compared to a 13% increase in the index. On a cumulative five-year basis, the Company's stock has slightly under-performed but remained relatively aligned with the KBW Regional Bank Index. Historically, in times of volatility, which characterizes much of the prior five years, the Company's stock has been directionally consistent with but generally more volatile than the index.
Relationship Between PEO and Average Non-PEO NEOs Compensation Actually Paid and Company TSR
The following chart sets forth the relationship between the amount of Compensation Actually Paid to our PEO, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and the Company's cumulative TSR over the five most recently completed fiscal years.

BankUnited, Inc. 2025 Proxy Statement

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid (000s)
14,000
12,000
10,000
8,000
6,000
4,000
2,000
—
TSR Return on Investment of ($100)
150
140
130
120
110
100
90
80
70
60
50
40
30
20
10
—
$99.09
$123.26
$101.46
$101.13
$123.43
$5,511
$1,811
$7,102
$2,254
$1,809
$911
$7,252
$2,277
$7,276
$2,337
2020
2021
2022
2023
2024
CAP CEO
CAP NEO
TSR

Relationship Between PEO and Average Non-PEO NEOs Compensation Actually Paid and Net Income
The following chart sets forth the amount of Compensation Actually Paid to our PEO, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid (000s)
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$—
Net Income (000s)
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$—
$5,511
$1,811
$197,853
$7,102
$2,254
$414,984
$1,809
$911
$284,971
$7,252
$2,277
$178,671
$7,276
$2,337
$232,467
2020
2021
2022
2023
2024
CAP CEO
CAP NEO
Net Income

The amount of compensation actually paid to the PEO and the average paid to the NEOs is directionally aligned with the Company's cumulative TSR and net income over the five-year period presented as a whole. For

BankUnited, Inc. 2025 Proxy Statement

2024, CAP was essentially flat to 2023 in spite of outperformance of TSR compared to the regional bank index as detailed on page 67 above and a year-over-year increase in net income.
The charts above depict volatility in CAP, as well as its relationship to Company TSR and net income over the five year period presented. This is not unexpected given the high level of volatility in the operating environment over this same period. This five-year period was characterized by the onset and subsequent subsiding of the COVID-19 pandemic, quantitative easing and federal stimulus followed by a rapid rise in interest rates and quantitative tightening, and the banking liquidity crisis of early 2023. The volatility in the operating environment drove volatility in the Company's earnings and stock price. Given the significant equity-based component of PEO and other NEO compensation, volatility in the stock price also predicated volatility in CAP. Management's successful navigation of this sustained period of macro-environmental volatility was an important consideration in the Compensation Committee's decision making processes related NEO compensation.
Relationship Between PEO and Average Non-PEO NEOs Compensation Actually Paid and the Ratio of NIDDA/Total Deposits
The ratio of NIDDA/Total Deposits, the Company selected measure included in the Pay Versus Performance Table above, directly impacted compensation actually paid as it was a performance measure used in determining the amount of AIP awards for 2023 and 2024. The level of NIDDA impacts the Company's long-term earnings performance and potential as it directly impacts the Company's cost of funds and the NIM, which in turn directly impact net income and EPS. This measure is also important because it is closely aligned with the Company's most significant current strategic priority, growing NIDDA. This metric is frequently discussed with the Company's shareholders, and we believe they consider it important to earnings potential and franchise value of the Company.
The Company has consistently out-performed the broader $20 billion to $50 billion asset bank peer set with respect to growth in NIDDA. The Company grew NIDDA by 11% over 2024, compared to an average of 2% for the population of banks with between $20 billion and $50 billion in total assets. The Company's ratio of NIDDA to total deposits improved by 1.6% over this period, while this ratio for the same peer set declined by 1.5%. For the period 12/31/2019 (the start of the five year period presented in the charts above) to 12/31/2024, the Company's ratio of NIDDA to total deposits grew by 9.7%. In contrast, for the population of banks with assets ranging between $20 billion and $50 billion, this ratio decreased by 2.4%.
Performance measures the Company considered most important to the determination of compensation actually paid for 2024 include (the measures in this list are not ranked):
■Ratio of NIDDA/Total Deposits
■Wholesale Funding Ratio
■Growth in tangible book value per share
■TSR
■The Compensation Committee's evaluation of management's execution of 2024 publicly disclosed near-term strategic priorities, particularly continual improvement in key profitability metrics, as discussed further on page 35 of this proxy statement

BankUnited, Inc. 2025 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information, as of December 31, 2024, relating to the Company's equity compensation plans pursuant to which equity incentive awards to acquire shares of our common stock may be granted from time to time.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by securityholders	1,546,768	(1)	N/A	1,679,655	(2)
Equity compensation plans not approved by securityholders	N/A		N/A	—
Total	1,546,768			1,679,655
(1) Includes 1,546,768 shares that may be issued pursuant to outstanding RSUs and PSUs granted under the Company's 2014 Omnibus Equity Incentive Plan and 2023 Omnibus Equity Incentive Plan. At the time of grant and throughout the vesting period, PSUs are reported at the maximum payout and adjusted at settlement based on the measurement of performance achievement.
(2) Represents 1,679,655 shares of common stock that may be issued under the 2023 Plan.

BankUnited, Inc. 2025 Proxy Statement

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY")
    As required by Section 14A of the Securities Exchange Act, the Board of Directors is providing our shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is referred to as a "Say-on-Pay" vote, which we hold annually.
    As described in more detail under the heading "Compensation Discussion and Analysis," we believe that our executive compensation programs appropriately motivate and retain our executives while effectively aligning the interests of our named executive officers with those of our shareholders. We target total compensation for our NEOs at market and peer group competitive levels, while delivering pay which is linked to company performance over time.
    The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers generally, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Because the vote is advisory, it will not be binding upon our Board of Directors or Compensation Committee and we will not be required to take any action as a result of the outcome of the vote. However, our Board of Directors and Compensation Committee value the opinions of our shareholders and will take the results of the vote into consideration when making future compensation decisions.
    For the reasons set forth above, and others described elsewhere in this Proxy Statement, the Board of Directors recommends approval of the following non-binding resolution:
"RESOLVED, that the shareholders hereby APPROVE, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC in the Company's Proxy Statement for the 2025 Annual Meeting of shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, the compensation tables and any related material disclosed in this Proxy Statement."
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ADVISORY, NON-BINDING BASIS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT.

BankUnited, Inc. 2025 Proxy Statement

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK
The following table sets forth certain information with respect to the beneficial ownership of the Company's equity securities as of the March 25, 2025 record date: (1) each person or entity, based on information contained in the most recently filed Schedules 13G filed with the SEC, who owns of record or beneficially more than 5% of any class of the Company's voting securities; (2) each of the Company's executive officers and directors; and (3) all of the Company's directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each shareholder will have sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote to the following table. Unless otherwise indicated in a footnote, the business address of each person is our corporate address, c/o BankUnited, Inc., 14817 Oak Lane, Miami Lakes, Florida 33016.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options, warrants, RSUs or other securities held by that person that are currently exercisable or exercisable or convertible within 60 days of March 25, 2025. We did not, however, deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	%
Executive Officers, Directors and Director Nominees:
Rajinder P. Singh(1)	348,297	*
Thomas M. Cornish(2)	129,938	*
Leslie N. Lunak(3)	99,647	*
Rishi Bansal(4)	36,979	*
Jay D. Richards(5)	43,135	*
Kevin A. Malcolm(6)	12,250	*
Tere Blanca (7)	22,782	*
John N. DiGiacomo(8)	13,482	*
Michael J. Dowling(9)	22,782	*
Douglas J. Pauls(10)	74,654	*
William S. Rubenstein(11)	10,282	*
Germaine Smith Baugh, Ed.D.(12)	6,453	*
Sanjiv Sobti, Ph.D.(13)	21,782	*
Lynne Wines (14)	20,782	*
All executive officers and directors as a group (14 persons)	863,245	*
Greater than 5% Shareholders (Other than Executive Officers and Directors):
BlackRock, Inc.(15)	10,802,312	14.5%
The Vanguard Group(16)	9,202,637	12.4%
State Street Corporation(17)	4,592,209	6.2%
Dimensional Fund Advisors LP(18)	4,680,061	6.3%
(1) Includes 67,890 RSUs.
(2) Includes 29,938 RSUs.
(3) Includes 16,972 RSUs.
(4) Includes 17,652 RSUs.

BankUnited, Inc. 2025 Proxy Statement

(5) Includes 32,750 restricted shares.
(6) Includes 12,250 restricted shares.
(7) Includes 2,320 restricted shares.
(8) Includes 2,320 restricted shares.
(9) Includes 2,320 restricted shares.
(10) Includes 3,480 restricted shares and 31,000 shares held by the Pauls Family Foundation, for which Mr. Pauls serves as co-trustee. Mr. Pauls disclaims beneficial ownership of these securities except to the extent of his pecuniary interests therein. The address of the Pauls Family Foundation is 4055 Gnarled Oaks Lane, Johns Island, SC 29455.
(11) Includes 2,320 restricted shares.
(12) Includes 2,320 restricted shares.
(13) Includes 2,320 restricted shares.
(14) Includes 2,320 restricted shares.
(15) Based on the most recent Schedule 13G dated as of December 31, 2023 filed with the SEC, BlackRock, Inc. and its affiliates are deemed to have beneficial ownership of 10,802,312 shares of common stock, including sole voting power over 10,656,673 shares and sole dispositive power over 10,802,312 shares. Based on the Schedule 13G dated as of December 31, 2023 filed with the SEC, the address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(16) Based on the last filed Schedule 13G dated as of December 29, 2023 filed with the SEC, The Vanguard Group is deemed to have beneficial ownership of 9,202,637 shares of common stock, including shared voting power over 74,945 shares, sole dispositive power over 9,047,102 shares and shared dispositive power over 155,535 shares. Based on the Schedule 13G dated as of December 29, 2023 filed with the SEC, the address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.
(17) Based on the most recent Schedule 13G dated as of December 31, 2023 filed with the SEC, State Street Corporation and its affiliates are deemed to have beneficial ownership of 4,592,209 shares of common stock, including shared voting power over 445,205 shares and shared dispositive power over 4,592,209 shares. Based on the Schedule 13G dated as of December 31, 2023 filed with the SEC, the address of State Street Corporation. is 1 Congress Street, Suite 1. Boston, MA 02114.
(18) Based on the most recent Schedule 13G dated as of September 30, 2024 filed with the SEC, Dimensional Fund Advisors LP and its affiliates are deemed to have beneficial ownership of 4,680,061 shares of common stock, including sole voting power over 4,549,645 shares and sole dispositive power over 4,680,061 shares. Based on the Schedule 13G dated as of September 30, 2024 filed with the SEC, the address of Dimensional Fund Advisors LP. is 6300 Bee Cave Road, Building One, Austin, TX 78746.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company's common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all reports that were required to be filed under Section 16(a) during 2024 were timely filed.

BankUnited, Inc. 2025 Proxy Statement

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS
In order to submit shareholder proposals for the 2026 annual meeting of shareholders for inclusion in the Company's Proxy Statement pursuant to Rule 14a-8 promulgated under Section14(a) of the Exchange Act materials must have been received by the Corporate Secretary at the Company's principal office in Miami Lakes, Florida, no later than December 12, 2025.
The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Corporate Secretary, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
The Company's Amended and Restated By-Laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an annual meeting. To be properly brought before the 2026 annual meeting of shareholders, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Corporate Secretary at the Company's principal office in Miami Lakes, Florida (see above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company's Amended and Restated By-Laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than January 22, 2026, and no later than February 21, 2026. All director nominations and shareholder proposals must comply with the requirements of the Company's Amended and Restated By-Laws, a copy of which may be obtained at no cost from the Corporate Secretary of the Company. In addition to complying with the advance notice and other requirements of the Company's Amended and Restated By-Laws, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.
Other than the proposals described in this Proxy Statement, the Company does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any one or more of the Company's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.
The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand or made in compliance with the foregoing procedures, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

BankUnited, Inc. 2025 Proxy Statement

14817 Oak Lane
Miami Lakes, FL 33016
PROXY STATEMENT
The Board of Directors (the "Board of Directors" or "Board") of BankUnited, Inc. (the "Company," "we," "us" or "our") is soliciting your proxy to vote at the 2025 Annual Meeting of Shareholders to be held on Thursday, May 22, 2025, at 9:00 a.m., Eastern Time, and at any adjournment or postponement of that meeting (the "Annual Meeting"). The Annual Meeting will be a virtual meeting and shareholders are invited to attend by logging into: www.virtualshareholdermeeting.com/BKU2025. This Proxy Statement and the accompanying proxy card, the Notice of Annual Meeting of Shareholders and the 2024 Annual Report to Shareholders (the "Annual Report") were first mailed on or about April 11, 2025, to shareholders of record as of March 25, 2025 (the "Record Date").
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING
Q:    Why am I receiving these materials?
A:    We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of BankUnited, Inc., of proxies to be voted at the Company's virtual Annual Meeting. You are receiving this Proxy Statement because you were a BankUnited, Inc. shareholder as of the close of business on the Record Date. This Proxy Statement provides notice of the virtual Annual Meeting, describes the three proposals presented for shareholder action and includes information required to be disclosed to shareholders.
Q:    How do I get electronic access to the proxy materials?
A:    This Proxy Statement and the Company's Annual Report to Shareholders are available on our website at https://ir.bankunited.com. If you are a shareholder of record, you may elect to receive future annual reports or proxy statements electronically by registering your email address at www.proxyvote.com. If you hold your shares in street name, you should contact your broker, bank or other nominee for information regarding electronic delivery of proxy materials. An election to receive proxy materials electronically will remain in effect for all future annual meetings unless revoked. Shareholders requesting electronic delivery may incur costs, such as telephone and internet access charges, that must be borne by the shareholder.
Q:    What proposals will be voted on at the Annual Meeting?
A:    There are three proposals scheduled to be voted on at the virtual Annual Meeting:
•To elect nine directors identified in this Proxy Statement to the Board of Directors to serve until the next annual meeting of shareholders and until that person's successor is duly elected and qualified, or until that person's earlier death, resignation or removal.
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.
•To approve, on an advisory basis, the compensation of our named executive officers.
Q:    What is the Board of Directors' voting recommendation?
A:    The Company's Board of Directors recommends that you vote your shares:
•"FOR" each of the nominees to the Board of Directors.

BankUnited, Inc. 2025 Proxy Statement

•"FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.
•"FOR" the approval, on an advisory basis, of the compensation of our named executive officers.
Q:    Who is entitled to vote?
A:    All shares owned by you as of the close of business on March 25, 2025 (the "Record Date") may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are:
•held directly in your name as the shareholder of record; and
•held for you as the beneficial owner through a broker, bank or other nominee.
On the Record Date, BankUnited, Inc. had 75,242,048 shares of common stock issued and outstanding.
Q:    What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A:    Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.
Shareholder of Record. If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to certain officers of BankUnited, Inc. or to vote at the virtual Annual Meeting. The Company has enclosed or sent a proxy card for you to use. You may also vote on the internet or by telephone, as described below under the heading "How can I vote my shares without attending the virtual Annual Meeting?"
Beneficial Owner. If your shares are held in an account by a broker, bank or other nominee, like many of our shareholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the virtual Annual Meeting.
Since a beneficial owner is not the shareholder of record, you may not vote your shares at the virtual Annual Meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that is the shareholder of record of your shares giving you the right to vote the shares at the virtual Annual Meeting. If you will not be attending the virtual Annual Meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone, as described below under the heading "How can I vote my shares without attending the virtual Annual Meeting?"
Q:    How can I participate in the virtual Annual Meeting?
A:    To participate in the virtual Annual Meeting visit www.virtualshareholdermeeting.com/BKU2025 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:30 a.m. Eastern Time ("ET") on May 22, 2025. The meeting will begin promptly at 9:00 a.m. ET on May 22, 2025.
    The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

BankUnited, Inc. 2025 Proxy Statement

    If you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/BKU2025, type your question into the ‘‘Ask a Question’’ field, and click ‘‘Submit.’’
    Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at https://ir.bankunited.com. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.
    If you encounter any difficulties accessing the virtual meeting during the check-in process, please contact the technical support number that will be posted on the Virtual Meeting login page.
Q:    How can I vote my shares at the virtual Annual Meeting?
A:    Shareholder of Record. Shares held directly in your name as the shareholder of record may be voted at the virtual Annual Meeting. You will need to have the 16-digit control number to vote your shares at the virtual Annual Meeting.
    Beneficial Owner. Shares held in street name may be voted at the virtual Annual Meeting. You will need the 16-digit control number provided on the instructions that accompanied your proxy materials to vote your shares at the virtual Annual Meeting.
Q:    How can I vote my shares without attending the virtual Annual Meeting?
A:    Whether you hold your shares directly as the shareholder of record or beneficially own your shares in street name, you may direct your vote without attending the virtual Annual Meeting by voting in one of the following manners:
•Internet. Go to the website listed on your proxy card or voting instruction card and follow the instructions there. You will need the control number included on your proxy card or voting instruction form;
•Telephone. Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form; or
•Mail. Complete and sign your proxy card or voting instruction card and mail it using the enclosed, prepaid envelope.
If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for shareholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 21, 2025.
Q:    What is the quorum requirement for the Annual Meeting?
A:    A quorum is necessary to hold a valid Annual Meeting. A quorum exists if the holders of a majority of the Company's capital stock issued and outstanding and entitled to vote thereat are present at the virtual Annual Meeting or represented by proxy. Abstentions and broker non-votes are counted as present for determining whether a quorum exists. A broker non-vote occurs when an intermediary holding shares for a beneficial owner does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.
Q:    What happens if I do not give specific voting instructions?
A:    Shareholder of Record. If you are a shareholder of record and you submit a signed proxy card or submit your proxy by telephone or the internet but do not specify how you want to vote your shares on a

BankUnited, Inc. 2025 Proxy Statement

particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement. With respect to any other matters properly presented for a vote at the virtual Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.
Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of the NYSE, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters such as the election of directors. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered entitled to vote, they will have no effect on the outcome on non-routine matters other than reducing the number of shares present at the virtual annual meeting or by proxy and entitled to vote from which a majority is calculated for proposals that require the approval of a majority of the shares represented at the meeting and entitled to vote on the proposal.
Q:    Which proposals are considered "routine" or "non-routine"?
A:    The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025 (Proposal No. 2) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.
    The election of directors (Proposal No. 1) and the advisory vote to approve the compensation of our named executive officers (Proposal No. 3) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes with respect to each of Proposal No.1 and Proposal No. 3.
Q:    What is the voting requirement to approve each of the proposals?
A:     Proposal 1: Nine directors have been nominated for election at the virtual Annual Meeting. Each director will be elected by a majority of the votes cast, either in attendance or by properly authorized proxy, in the election of directors at the virtual Annual Meeting. Shareholders cannot cumulate votes in the election of directors. Abstentions and broker non-votes will have no effect on this proposal.
An incumbent director nominee who fails to receive the affirmative vote of a majority of the votes cast will be required to tender his or her resignation for the consideration of the Board. The Board’s Nominating and Corporate Governance Committee would then make a recommendation to the Board as to whether to accept or reject the resignation, or as to any other action to be taken. Upon such recommendation and any other factors it may deem appropriate and relevant, the Board will then make a determination regarding the director’s resignation within ninety days of the certification of the election results and publicly disclose its determination.
    Proposal 2: The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. A properly executed proxy marked "abstain" with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast "for" the ratification of the appointment of our independent registered public accounting firm, they will have the same effect as negative votes or votes against that matter.

BankUnited, Inc. 2025 Proxy Statement

    Proposal 3: The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. Similar to the vote to ratify the appointment of our independent registered public accounting firm, abstentions will also have the effect of a vote against approval of the compensation of our named executive officers. Broker non-votes will have no effect on this item.
Q:    What does it mean if I receive more than one proxy or voting instruction card?
A:    It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.
Q:    Who will count the vote?
A:    A representative of Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate the votes and act as the inspector of election.
Q:    Can I revoke my proxy or change my vote?
A:    Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual Meeting by:
•providing written notice to the corporate secretary of the Company;
•delivering a valid, later-dated proxy or a later-dated vote on the internet or by telephone; or
•attending the virtual Annual Meeting and voting online at www.virtualshareholdermeeting.com/BKU2025
    Please note that your attendance at the virtual Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Shares held in street name may be voted by you at the virtual Annual Meeting only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.
Q:    Who will bear the cost of soliciting votes for the Annual Meeting?
A:    The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, the Company may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of BankUnited, Inc.'s common stock for their expenses in forwarding solicitation material to such beneficial owners. We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies at an anticipated approximate cost of $15,000 plus reasonable out-of-pocket expenses. Shareholders can contact Innisfree M&A Incorporated at 888-750-5834 to answer any questions they may have regarding voting.
Q:    I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:    The Company has adopted a procedure called "householding," which the SEC has approved. Under this procedure, we deliver a single copy of this Proxy Statement and the Annual Report to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces the Company's printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of this Proxy Statement and the Annual Report will be promptly delivered to any shareholder at a shared address to which the Company delivered a single copy of any of these documents. To receive a separate copy of this Proxy Statement or the Annual Report, or to receive a

BankUnited, Inc. 2025 Proxy Statement

separate copy of our proxy materials in the future, shareholders may write or call the Company at the following address and telephone number:
BankUnited, Inc.
Attn: Investor Relations
14817 Oak Lane
Miami Lakes, FL 33016
(305) 231-6400
Shareholders who hold shares in street name (as described above) may contact their broker, bank or other nominee to request information about householding. Shareholders sharing an address can request delivery of a single copy of our proxy materials if they are currently receiving multiple copies by following the same procedures outlined above.
Q:    How can I obtain a copy of BankUnited, Inc.'s Annual Report on Form 10-K?
A:    Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, are available to shareholders free of charge on BankUnited, Inc.'s website at https://ir.bankunited.com or by writing to BankUnited, Inc., Attn: Investor Relations, 14817 Oak Lane, Miami Lakes, FL 33016. The Company's 2024 Annual Report on Form 10-K accompanies this Proxy Statement.
Q:    Where can I find the voting results of the Annual Meeting?
A:    BankUnited, Inc. will announce preliminary voting results at the virtual Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the virtual Annual Meeting.

BankUnited, Inc. 2025 Proxy Statement

NON-GAAP FINANCIAL MEASURES
Tangible book value per common share is a non-GAAP financial measure. Management believes this measure is relevant to understanding the capital position and performance of the Company. Disclosure of this non-GAAP financial measure also provides a meaningful basis for comparison to other financial institutions as it is a metric commonly used in the banking industry. The following table reconciles the non-GAAP financial measurement of tangible book value per common share to the comparable GAAP financial measurement of book value per common share at the dates indicated (in thousands, except share and per share data):

December 31, 2024
Total stockholders’ equity	$2,814,318
Less: goodwill and other intangible assets	77,637
Tangible stockholders’ equity	$2,736,681

Common shares issued and outstanding	74,748,370

Book value per common share	$37.65

Tangible book value per common share	$36.61
Non-performing assets to total assets, excluding the guaranteed portion of SBA loans is a non-GAAP financial measure. Management believes this measure is relevant to ensure a meaningful basis for comparison to other financial institutions and to provide a more accurate representation of the nature and level of risk reflected in the ratio. The guaranteed portion of SBA loans carry nominal risks, as they are government-insured. The following table reconciles the non-GAAP financial measurement of non-performing assets to total assets, excluding the guaranteed portion of SBA loans to the comparable GAAP measurement of non-performing assets to total assets at the dates indicated (dollars in thousands):

	December 31, 2024	December 31, 2023	December 31, 2022
Non-performing assets (GAAP)	$256,189	$130,580	$106,951
Less: guaranteed portion of non-accrual SBA loans	34,328	41,756	40,289
Non-performing assets excluding the guaranteed portion of SBA loans (non-GAAP)	$221,861	$88,824	$66,662

Total assets	$35,241,742	$35,761,607	$37,026,712

Non-performing assets to total assets (GAAP)	0.73%	0.37%	0.29%

Non-performing assets to total assets excluding the guaranteed portion of SBA loans (non-GAAP)	0.63%	0.25%	0.18%

BankUnited, Inc. 2025 Proxy Statement

Earnings per diluted share, excluding the impact of the FDIC special assessment is a non-GAAP financial measures. Disclosure of this measure enhances the reader’s ability to compare the Company’s performance for the quarter ended December 31, 2023 to other periods presented. The following table reconciles this non-GAAP financial measurement to the comparable GAAP financial measurement of earnings per diluted share for the period indicated (in thousands except share and per share data):

Three Months Ended
December 31, 2023
Net income excluding the impact of the FDIC special assessment:
Net Income (GAAP)	$20,812
FDIC special assessment	35,356
Tax effect of adjustment	(9,193)
Net income excluding the impact of the FDIC special assessment (non-GAAP)	$46,975

Diluted EPS, excluding the impact of the FDIC special assessment
Diluted EPS (GAAP)	$0.27
Impact on diluted EPS of FDIC special assessment, before allocation to participating securities (non-GAAP)	0.36
Adjustment for earnings reallocated from participating securities	(0.01)
Diluted EPS, excluding the impact of the FDIC special assessment (non-GAAP)	$0.62

Impact on diluted EPS of the FDIC special assessment, before allocation of participating securities:
FDIC special assessment, net of tax	$26,163
Weighted average shares for diluted EPS (GAAP)	73,456,593
Impact on diluted EPS of the FDIC special assessment, before allocation of participating securities (non-GAAP)	$0.36

Impact of diluted EPS of the FDIC special assessment allocated to participating securities:
FDIC special assessment, net of tax, allocated to participating securities	$(590)
Weighted average shares for diluted EPS (GAAP)	73,456,593
Impact of diluted EPS of the FDIC special assessment allocated to participating securities (non-GAAP)	$(0.01)

BankUnited, Inc. 2025 Proxy Statement

Return on average assets and return on average stockholders’ equity excluding the impact of the FDIC special assessment are non-GAAP financial measures. Disclosure of these measures enhance the reader’s ability to compare the Company’s performance for the quarter ended December 31, 2023 to other periods presented. The following table reconciles these non-GAAP financial measurements to the comparable GAAP financial measurement of return on average assets and return on average stockholders’ equity for the period indicated (in thousands):

Three Months Ended
December 31, 2023
Net income excluding the impact of the FDIC special assessment:
Net Income (GAAP)	$20,812
FDIC special assessment	35,356
Tax effect of adjustment	(9,193)
Net income excluding the impact of the FDIC special assessment (non-GAAP)	$46,975

Average assets	$35,585,054

Return on average assets (GAAP)	0.23%
Return on average assets excluding impact of FDIC special assessment (non-GAAP)	0.52%

Average stockholders’ equity	$2,568,960

Return on stockholders’ equity (GAAP)	3.2%
Return on stockholders’ equity excluding impact of FDIC special assessment (non-GAAP)	7.3%

BankUnited, Inc. 2025 Proxy Statement

BANKUNITED, INC
ATTN: JACQUELINE BRAVO
14817 OAK LANE
MIAMI LAKES, FL 33016

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 21, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BKU2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 21, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V69454-P29426 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BANKUNITED, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Rajinder P. Singh
02) Tere Blanca
03) John N. DiGiacomo
04) Michael J. Dowling
05) Douglas J. Pauls
06) William S. Rubenstein
07) Germaine Smith Baugh, Ed.D.
08) Sanjiv Sobti, Ph.D.
09) Lynne Wines

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. To ratify the Audit Committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2025.	☐	☐	☐
3. Advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐

NOTE: To consider such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BankUnited

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report on Form 10-K and Notice & Proxy Statement are available at www.proxyvote.com.

V69455-P29426

BANKUNITED, INC.
Annual Meeting of Shareholders
May 22, 2025 9:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Rajinder P. Singh as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BankUnited, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/BKU2025 at 9:00 A.M. Eastern Time on May 22, 2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side